UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

MONOTYPE IMAGING HOLDINGS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 7, 2014

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders (the “Annual Meeting”) of Monotype Imaging Holdings Inc. (the “Company”) to be held at 8:30 a.m., local time, on Monday, May 5, 2014 at the Company’s principal office located at 500 Unicorn Park Drive, Woburn, MA 01801.

At this Annual Meeting, the agenda includes:

1. The election of three Class II directors, each for three-year terms;

2. An advisory vote on the Company’s executive compensation;

3. Approval of the Company’s Second Amended and Restated 2007 Stock Option and Incentive Plan, which amends the Company’s existing incentive compensation plan, including an increase in the number of shares authorized for issuance by 3,000,000 shares;

4. Ratification of the audit committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014; and

5. To consider and vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Details regarding the matters to be acted upon at this Annual Meeting appear in the accompanying Proxy Statement. Please give this material your careful attention.

If you are a stockholder of record as of March 20, 2014, please vote in one of the following three ways whether or not you plan to attend the Annual Meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage-prepaid envelope, (2) by completing your proxy using the toll-free telephone number listed on the proxy card, or (3) by completing your proxy on the Internet by following the instructions on your proxy card. It is important that your shares be voted whether or not you attend the meeting in person. Votes made by phone or on the Internet must be received by 11:59 p.m., local time, on May 4, 2014. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or completed your proxy by phone or on the Internet. Your prompt cooperation is greatly appreciated.

Very truly yours,

Douglas J. Shaw

President and Chief Executive Officer

500 Unicorn Park Drive

Woburn, Massachusetts 01801

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 5, 2014

NOTICE IS HEREBY GIVEN that the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Monotype Imaging Holdings Inc., a Delaware corporation (the “Company”), will be held on May 5, 2014, at 8:30 a.m. local time at the Company’s principal office at 500 Unicorn Park Drive, Woburn, MA 01801, for the following purposes:

1. To elect three Class II directors nominated by the board of directors to serve until the 2017 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified or until their earlier resignation or removal;

2. To hold an advisory vote to approve the compensation of the Company’s named executive officers;

3. Approval of the Company’s Second Amended and Restated 2007 Stock Option and Incentive Plan, which amends the Company’s existing incentive compensation plan, including an increase in the number of shares authorized for issuance by 3,000,000 shares;

4. To ratify the audit committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014; and

5. To consider and vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later postponement or adjournment, the Annual Meeting may be postponed or adjourned.

The board of directors has fixed the close of business on March 20, 2014 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting and at any postponements or adjournments thereof. Only holders of record of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), at that time will be entitled to receive notice of and to vote at the Annual Meeting and at any postponements or adjournments thereof.

You are requested to authorize a proxy to vote your shares by filling in and signing the enclosed proxy card, which is being solicited by the board of directors, and by mailing it promptly in the enclosed postage-prepaid envelope. You may also authorize a proxy to vote your shares by telephone or over the Internet by following the instructions on your proxy card. Votes made by phone or on the Internet must be received by 11:59 p.m., local time, on May 4, 2014. Any proxy delivered by a holder of Common Stock may be revoked by a writing delivered to the Company stating that the proxy is revoked or by delivery of a properly executed, later dated proxy. Holders of record of Common Stock who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy or authorized a proxy by telephone or over the Internet, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously delivered proxy.

By Order of the Board of Directors,

Janet M. Dunlap

Vice President, General Counsel and Secretary

Woburn, Massachusetts

April 7, 2014

Proxy Statement

MONOTYPE IMAGING HOLDINGS INC.

PROXY SUMMARY

This summary does not contain all of the information that you should consider. You should read the entire Proxy Statement carefully before voting.

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Monotype Imaging Holdings Inc., a Delaware corporation (the “Company”), for use at the Company’s 2014 Annual Meeting of Stockholders (the “Annual Meeting”). This Proxy Statement and form of proxy will be made available to stockholders on or about April 7, 2014.

Information Regarding the Annual Meeting.

• Time and Date	8:30 a.m., Monday, May 5, 2014 (including any postponements or adjournments)
• Place	Monotype Imaging Holdings Inc., 500 Unicorn Park Drive, Woburn, MA 01801
• Record Date	March 20, 2014 (the “Record Date”)
• Shares Entitled to Vote	39,634,900
• Voting	Each share of our common stock, par value $0.001, (our “Common Stock”) is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

What is Included in this Proxy Statement?

Beginning on
•	Information about certain of our stockholders—specifically any person or entity that beneficially owns more than five percent of our Common Stock, our directors, and certain members of our executive management team	Page 5
•	Information about our executive management team, including biographies	Page 7
•	Information on each of the proposals that you are being asked to consider at the Annual Meeting, each of which is summarized below	Page 11
•	Information on matters related to our independent registered public accounting firm	Page 66
•	Information related to the solicitation of proxies	Page 67
•	Information on how proposals may be submitted for consideration by our stockholders at our 2015 annual meeting of stockholders	Page 67

What Proposals will be voted on at the Annual Meeting?

You will be asked to consider the proposals described below and any other business that properly comes before the Annual Meeting.

Election of Directors (Proposal One): We are asking our stockholders to elect Robert L. Lentz, Douglas J. Shaw and Peter J. Simone (collectively, the “Nominees”) as Class II directors of the Company to serve until the 2017 annual meeting of stockholders and until each of their respective successors is duly elected and qualified or until each of their earlier resignation or removal. Mr. Lentz has served on our board of directors since 2008, serves as a member of our management development and compensation committee and our audit committee, and on February 25, 2014 was elected to serve as chairman of our board of directors for a three-year term, with such term commencing the day after the date of our Annual

Meeting, subject to his reelection at the Annual Meeting. Mr. Shaw has served as a member of our board of directors since 2004 and been our president and chief executive officer since 2007. Mr. Simone has served on our board of directors since 2006, serves as a member of our nominating and corporate governance committee and is the chairperson of our audit committee. Full biographical information for each of the Nominees can be found beginning on page 12.

Executive Compensation (Proposal Two): We are asking our stockholders to approve on a non-binding advisory basis the compensation of our named executive officers discussed in the Compensation Discussion and Analysis beginning on page 26. The board of directors believes that our compensation policies and practices are effective in achieving our goals of rewarding both short- and long-term performance. Our base salaries pay competitively for an executive officer’s performance of his or her individual job responsibilities; our cash bonuses reward achievement of short-term Company financial performance objectives and the satisfaction of an executive officer’s yearly individual performance objectives; our equity awards, currently in the form of nonqualified stock options and restricted stock, reward long-term Company performance and align the interests of our executive officers with those of our stockholders.

Summary of 2013 Executive Officer Compensation Decisions

December 2012	•	Our management development and compensation committee determined that base salary increases for executive officers for fiscal 2013 were appropriate based on both the competitive positioning of the executive team when compared to their peers and the performance of the Company year to date. Increases were based on individual performance and were also influenced by the competitive standing of the individual executive in relation to similar positions in our peer organizations.

•	Our board of directors approved our 2013 internal Company-wide financial targets:
¡	$166.9 million of full year revenue, and
¡	$71.2 million of full year non-GAAP net adjusted EBITDA(1).

February 2013	•	Our management development and compensation committee adopted our 2013 executive officer incentive compensation plan (the “2013 Compensation Plan”) which provided that no payments would be made to our executive officers if the Company did not achieve at least 90% of the revenue or non-GAAP net adjusted EBITDA goals established by the board of directors. The two metrics, revenue and net adjusted EBITDA, were equally weighted because the committee considered the Company’s ability to grow revenue and non-GAAP net adjusted EBITDA to be equally important. Individual cash incentive compensation payment targets as a percentage of base salary for our executive officers were set as:
¡	President and chief executive officer—100%
¡	Senior vice presidents including our chief financial officer—50%
¡	Executive vice president—55%
¡	All other executive officers—40%

•

Our management development and compensation committee awarded non-qualified stock options and restricted stock to our executive officers. Approximately three quarters of each equity grant was issued in the form of non-qualified stock options and approximately one quarter was issued in the form of restricted stock. These awards vest over a four-year period.

(1)

We define net adjusted EBITDA as operating income as defined under generally accepted accounting principles (“GAAP”) adding back share-based compensation, depreciation, amortization and severance expenses.

•

Our management development and compensation committee awarded a grant of restricted stock which vests 100% on the first anniversary of the grant date to our vice president of enterprise solutions and managing director of Monotype Ltd. in recognition of his overachievement of his individual performance objectives.

February 2014	•	Our management development and compensation committee approved cash incentive compensation payments to our executive officers under our 2013 Compensation Plan based on the following considerations:
¡	Our total revenue for the full year 2013 was $166.6 million, an increase of 11% over the full year 2012 and 100% of full year target.
¡

Our 2013 non-GAAP net adjusted EBITDA(1) for the purposes of calculating the Company’s achievement against its target was $71.8 million, an increase of 13% over fiscal 2012 non-GAAP net Adjusted EBITDA as calculated for its achievement against target, and 101% of our fiscal 2013 year target.

¡	The extent to which our executive officers, including our president and chief executive officer, substantially achieved or overachieved their individual performance objectives.

Second Amended and Restated 2007 Stock Option and Incentive Plan (Proposal Three): We are asking our stockholders to approve the Company’s Second Amended and Restated 2007 Stock Option and Incentive Plan (the “Second Amended and Restated 2007 Plan”), which amends and restates the Company’s existing plan, including an increase in the number of shares authorized for issuance by 3,000,000. Beginning on page 56, you will find a summary of the Second Amended and Restated 2007 Plan, information on all of the Company’s equity plans, and why the Company believes the approval of this plan is appropriate for the Company and its stockholders.

Ratification of Independent Registered Public Accounting Firm (Proposal Four): We are asking our stockholders to ratify the audit committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2014. Beginning on page 65, you will find our audit committee report, information on audit services provided by Ernst & Young LLP for the years ended December 31, 2012 and December 31, 2013, fees paid, and information regarding the approval of non-audit services.

How does the Board of Directors Recommend I Vote?

• Proposal One	FOR the election of Messrs. Lentz, Shaw and Simone.

• Proposal Two	FOR the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers.

• Proposal Three	FOR the approval of the Second Amended and Restated 2007 Plan.

• Proposal Four	FOR the ratification of the appointment of the Company’s independent registered public accounting firm for fiscal 2014.

How do I Vote my Shares of Common Stock?

Whether you hold shares directly as the stockholder of record or indirectly as the beneficial owner of shares held for you by a broker or other nominee (i.e., in “street name”), you may direct your vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares you hold in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this either over the Internet, by telephone or by mail. Please refer to the instructions included on your proxy card or, for shares you hold in street name, the voting instruction card provided by your broker or nominee.

The persons named as attorneys-in-fact on the proxy card, Douglas J. Shaw and Scott E. Landers, were selected by the board of directors and are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted by such persons at the Annual Meeting. If you return a properly signed proxy but do not mark your vote on any matter, the proxy will be voted “FOR” the proposals described in this Proxy Statement. It is not anticipated that any matters other than those set forth in the Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in the discretion of the proxy holders.

What is a “Broker Non-vote”?

A “broker non-vote” refers to a share of Common Stock represented at the Annual Meeting which is held by a broker or other nominee who has not received instructions from the beneficial owner or person entitled to vote such share where the broker or nominee does not have discretionary voting power to vote such share. If you hold shares of our Common Stock through a broker or other nominee (i.e. in “street name”), you must provide written instructions on how you want your shares to be voted on each individual matter being presented to you in this Proxy Statement. If you do not provide your broker or other nominee with voting instructions on each individual Proposal, and the Proposal is not considered a “routine matter,” then your broker or other nominee will not be able to vote your shares on your behalf on any “non-routine” proposal. Please note that Proposal One, Proposal Two and Proposal Three are considered “non-routine” matters. It is very important that you provide written instructions on each individual proposal if you want your vote on these matters to be counted.

* * *

The Company’s 2013 Annual Report, including financial statements for the year ended December 31, 2013, is being mailed to stockholders concurrently with this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation material.

A copy of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), including all exhibits to such Annual Report, may be obtained free of charge by writing to Monotype Imaging Holdings Inc., 500 Unicorn Park Drive, Woburn, Massachusetts 01801, Attention: Chief Financial Officer or by accessing the “Investors” section of the Company’s website (www.monotype.com). The information contained on, or connected to, our website is not incorporated herein by reference.

STOCK OWNERSHIP AND OTHER INFORMATION

Security Ownership of Certain Beneficial Owners

The following table contains information about beneficial ownership of the Company’s Common Stock. The table lists persons or entities known to the Company to own, directly or indirectly, more than five percent of the Company’s Common Stock as of December 31, 2013. The information below is based on publicly available filings on Form 13G filed with the SEC for the period ending December 31, 2013, and the percentage ownership calculations are based on 39,238,936 shares outstanding on March 1, 2014.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent
FMR, LLC	4,678,303	11.9%
82 Devonshire Street Boston, MA 02109
BlackRock Inc.	3,753,176	9.6%
40 East 52nd Street New York, NY 10022
Neuberger Berman LLC.	3,316,672	8.5%
605 Third Avenue New York, NY 10158
The Vanguard Group Inc.	2,471,920	6.3%
100 Vanguard Boulevard Malvern, PA 19355

Security Ownership of Management

The following table contains information regarding beneficial ownership of the Company’s Common Stock as of March 1, 2014 by: (i) all directors of the Company, (ii) all executive officers named in the Summary Compensation Table, and (iii) all directors and executive officers as a group. This information set forth below is based on representations made by each director and executive officer with respect to each of their beneficial ownership. The address of the listed stockholders is c/o Monotype Imaging Holdings Inc., 500 Unicorn Park Drive, Woburn, MA 01801.

Percentage ownership calculations are based on 39,238,936 shares outstanding as of March 1, 2014.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent (1)
Douglas J. Shaw (2)+	457,066	1.2%
Scott E. Landers (3) +	118,782	*
John L. Seguin (4)+	42,744	*
Steven R. Martin (5)+	134,020	*
John H. McCallum (6)+	131,876	*
Robert M. Givens +	257,341	*
Gay W. Gaddis	4,049	*
Roger J. Heinen Jr. (7)	62,209	*
Pamela F. Lenehan (8)	95,989	*
Robert L. Lentz	28,349	*
Peter J. Simone	12,623	*
Timothy B. Yeaton	14,623	*
All executive officers and directors as a group (19 persons) (9)	1,632,385	4.2%

*	Represents less than 1% of the outstanding shares of Common Stock.

+	The executive officer or director has implemented a 10b5-1 trading plan under which shares of the Company’s Common Stock may be sold from time to time.
(1)	The total number of shares outstanding used in calculating the percentage ownership for any beneficial owner also includes options to purchase Common Stock held by the beneficial owner that are currently exercisable or will become exercisable within 60 days of March 1, 2014.
(2)	The amount includes 317,500 shares subject to options that are immediately exercisable or exercisable within 60 days of March 1, 2014.
(3)	The amount includes 2,000 shares of stock indirectly held by Mr. Landers in his children’s names and 75,000 shares subject to options that are immediately exercisable or exercisable within 60 days of March 1, 2014.
(4)	The amount includes 19,453 shares subject to options that are immediately exercisable or exercisable within 60 days of March 1, 2014.
(5)	The amount includes 105,702 shares subject to options that are immediately exercisable or exercisable within 60 days of March 1, 2014.
(6)	The amount includes 16,958 shares of stock indirectly held by Mr. McCallum’s spouse and 98,150 shares subject to options that are immediately exercisable or exercisable within 60 days of March 1, 2014.
(7)	The amount includes 60,000 shares subject to options that are immediately exercisable or exercisable within 60 days of March 1, 2014.
(8)	The amount includes 2,000 shares of stock indirectly held by Ms. Lenehan’s spouse, as to which Ms. Lenehan disclaims beneficial ownership, and 30,000 shares subject to options that are immediately exercisable or exercisable within 60 days of March 1, 2014.
(9)	The amount includes 855,403 shares subject to options that are immediately exercisable or exercisable within 60 days of March 1, 2014; 2,000 shares of Common Stock indirectly held by one of our executive officers in his children’s names; 16,958 shares of Common Stock indirectly held by one of our executive officers in the name of his spouse; and 2,000 shares of Common Stock indirectly held by one of our directors in the name of her spouse, as to which she disclaims beneficial ownership.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities (collectively certain of our “Insiders”) to file reports of ownership and changes in ownership with the SEC. Insiders are required by the SEC to furnish the Company with copies of all Section 16(a) reports they file. To the Company’s knowledge, based solely on a review of copies of such reports and written representations that no other reports were required during the year ended December 31, 2013, one Section 16(a) filing for each of Messrs. Shaw, Landers, Seguin, Martin and Ms. Dunlap was filed late. All other requirements applicable to the Insiders were timely satisfied.

MANAGEMENT AND DIRECTORS

Executive Officers, Key Employees and Directors

The following table provides information about our directors, executive officers including our named executive officers and key employees, including their ages, as of January 31, 2014:

Name	Age	Position
Douglas J. Shaw	58	President and Chief Executive Officer and Director
Scott E. Landers	43	Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary
John L. Seguin	59	Executive Vice President
Steven R. Martin	52	Senior Vice President, Engineering
Janet M. Dunlap	49	Vice President, General Counsel and Secretary
Daniel T. Gerron	47	Vice President, Corporate Development
Lisa A. Landa	49	Vice President, Corporate Marketing
John H. McCallum	57	Vice President and General Manager, Enterprise Solutions and Managing Director, Monotype Ltd.
Timothy J. McManus	60	Vice President, Product Marketing
Ira Mirochnick	54	Vice President and General Manager, ISV and Strategic Accounts
Jennifer H. Peterson	47	Vice President, Human Resources
Christopher J. Roberts	46	Vice President and General Manager, Creative Professional
Joseph G. Roberts	50	Vice President and General Manager, OEM
Robert M. Givens (4)	69	Chairman of the Board of Directors
Gay W. Gaddis (5)	57	Director
Roger J. Heinen, Jr. (1)(3)	62	Director
Pamela F. Lenehan (2)(3)	61	Director
Robert L. Lentz (2)(3)(6)	63	Director
Peter J. Simone (1)(2)	66	Director
Timothy B. Yeaton (1)(3)	55	Director

(1)	Member of the nominating and corporate governance committee.
(2)	Member of the audit committee.
(3)	Member of the management development and compensation committee.
(4)	On January 28, 2014, Mr. Givens announced his resignation from the board of directors, effective the day following the date of our Annual Meeting.
(5)	On February 24, 2014, Ms. Gaddis was appointed to the board of directors as a non-employee director.
(6)	On February 25, 2014, Mr. Lentz was elected to the position of chairman of the board of directors for a three-year term with such term commencing the day following the date of our Annual Meeting, subject to his reelection at the Annual Meeting.

The following biographies of our executive officers are based on information provided to the Company by each executive officer. Officers of the Company are elected annually at the first meeting of the board of directors following each annual meeting of stockholders. Each officer holds office until the first meeting of the board of directors following the next annual meeting of stockholders or until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal in accordance with the Company’s by-laws. There is no family relationship between any director, Nominee or executive officer of the Company. Biographies of our current directors and each Nominee, including Mr. Shaw who is our President and Chief Executive Officer as well as a Nominee, can be found beginning on page 12.

Scott E. Landers. Mr. Landers has served as our Senior Vice President and Chief Financial Officer since July 2008. From September 2007 to July 2008, he served as Vice President of Global Finance at Pitney Bowes Software, a leading global provider of location intelligence solutions, where he was responsible for worldwide accounting, financial reporting, budgeting and financial analysis. From April 2007 to September 2007, he served as Vice President of Finance and Administration, responsible for worldwide accounting, financial and SEC reporting, budgeting and financial analysis, treasury and tax for Pitney Bowes MapInfo Corporation. Prior to that, he served as Vice President of Finance and Corporate Controller at MapInfo Corporation from June 2003 to April 2007, and was responsible for day to day accounting and finance operations, until it was acquired by Pitney Bowes. Mr. Landers has sat on the board of directors of Bridgeline Digital since January 2010, and became a member of the audit committee of Bridgeline Digital in February 2010. Mr. Landers is a certified public accountant and holds a bachelor’s degree in accounting from Le Moyne College and a master’s degree in business administration from The College of Saint Rose.

John L. Seguin. Mr. Seguin has served as our Executive Vice President, responsible for our business units, since August 2006. From November 2004 until August 2006, he served as our Senior Vice President and General Manager, Display Imaging. From July 2004 until November 2004, he was Senior Vice President and General Manager, Display Imaging at Agfa Monotype. From February 2004 until May 2004, he was Vice President, Worldwide Sales of Sand Video Inc., a developer of advanced video compression semiconductor technology for a broad range of consumer digital video applications, until its acquisition by Broadcom Inc. From March 1999 until February 2004, he served in various executive capacities at Xionics Document Technologies, Inc., a provider of embedded software solutions for printer and copier OEMs, and its successors Oak Technology, Inc., a supplier of semiconductor chips for optical storage devices, digital televisions and multi-function printers, and Zoran Corporation, a developer and manufacturer of chips that are used in a wide range of consumer electronics, including as Vice President, Worldwide Sales and Marketing for the Imaging Division. Mr. Seguin holds a bachelor’s degree in marketing from Southeastern Massachusetts University and a master’s degree in business administration from Suffolk University.

Steven R. Martin. Mr. Martin has served as our Senior Vice President, Engineering since October 2012. Prior to that, he served as our Vice President, Engineering and Development from March 2005 to October 2012. From January 2004 until March 2005, he served as the Director of Engineering at Newmarket International, a provider of enterprise software solutions to the global hospitality and entertainment industries. From 1993 until December 2003, he served in various capacities with Nuance Communications, Inc. (previously ScanSoft, Inc.), a software company known for its speech recognition and speech synthesis software, including as Vice President, New Product Development for Nuance’s optical character recognition and imaging division from February 2001 until December 2003. In 2013, Mr. Martin completed an executive management program at the Harvard Business School. Mr. Martin holds a bachelor’s degree in computer science from Fitchburg State College and a master’s degree in computer science from George Washington University.

John H. McCallum. Mr. McCallum has served as our Vice President and General Manager, Enterprise Solutions since September 2011. From July 2009 until August 2011 he served as our Vice President, Creative Professional. Since January 1995 he has also served as the Managing Director, Monotype Imaging Ltd, our subsidiary located in the United Kingdom. Mr. McCallum has been with Monotype Ltd. and its predecessors since May 1993 and has served in various positions with the Company during that time.

Janet M. Dunlap. Ms. Dunlap has served as our General Counsel since September 2006 and as a Vice President since March 2010. From October 2000 until September 2006, she was a partner at Goodwin Procter LLP. From September 1993 until October 2000, she was an associate at Goodwin Procter LLP. Ms. Dunlap holds a Professional Director Certification from the American College of Corporate Directors and sits on the board of directors for Snow Farm: The New England Craft Program and the Center for Women & Enterprise, both not-for profit organizations. Ms. Dunlap holds a bachelor’s degree in economics from Franklin and Marshall College and a juris doctorate from Boston College Law School.

Daniel T. Gerron. Mr. Gerron has served as our Vice President, Corporate Development since October 2010. Prior to that, he served as our Vice President, Business Development from September 2008 to October 2010. From April 2007 to September 2008, he served as Vice President of Mergers and Acquisitions, Software and Marketing Services Division, at Pitney Bowes Inc., a leading global provider of mail processing equipment and integrated mail solutions. Prior to that, he served as Vice President of Business Planning from October 2002 to April 2007 at MapInfo Corporation until it was purchased by Pitney Bowes in April 2007. Mr. Gerron holds a bachelor’s degree in Asian studies and a master’s degree in business administration from the University of Texas at Austin.

Lisa A. Landa. Ms. Landa has served as our Vice President, Corporate Marketing since November 2011. Prior to that, she was Chief Marketing Officer of dynaTrace Software, a manufacturer of application performance management solutions from May 2011 to July 2011 when it was acquired by Compuware Corporation. From November 2006 to May 2011, she was Vice President, Marketing for Arbor Networks, a leading provider of security and visibility solutions for converged carrier networks, and from April 2005 to October 2006 she served as Vice President of Marketing for Vertical Communications Inc., a provider of VoIP phone systems and voice applications. Prior to that, she held various marketing positions including Vice President of Corporate Marketing for RSA Security Inc. and as marketing consultant. Ms. Landa holds a bachelor’s degree in art and English from Williams College.

Timothy J. McManus. Mr. McManus has served as our Vice President, Product Marketing since May 2013. From June 2012 to February 2013, Mr. McManus served as Senior Vice President, Products for the Language Technologies Division of SDL plc, an information management and machine translation technologies software company. From January 2007 to February 2012, he served as Vice President, Product Management for the Healthcare Division of Nuance Communications Inc., a software company known for its speech recognition and natural language understanding software. Mr. McManus holds a bachelor’s degree in mathematics from Dartmouth College and a master’s degree in business administration from the Amos Tuck School of Business Administration.

Ira Mirochnick. Mr. Mirochnick has served as our Vice President and General Manager, ISV and Strategic Accounts since January 2014. From December 2010 to January 2014 he served as our Vice President and General Manager of Display Imaging and ISV. Prior to that, Mr. Mirochnick formed Ascender Corporation and served as its president from July 2003 until November 2010 when it was acquired by Monotype Imaging Inc. From January 2000 until July 2003, he served as Senior Vice President of Agfa Monotype. From January 1989 to December 1999, he served as president of Monotype Typography Ltd. until it was merged into Agfa Monotype. Mr. Mirochnick is a certified public accountant and holds a bachelor’s degree in accounting from DePaul University.

Jennifer H. Peterson. Ms. Peterson has served as our Vice President of Human Resources since September 2013. Ms. Peterson served as Intralinks Holdings Inc. Senior Vice President of Global Human Resources, from December 2011 to September 2013; from September, 2012 to December 2011 she was Intralinks’ Senior Vice President of Human Resources, Americas. Prior to that, Ms. Peterson served as Vice President of Human Resources and Business Operations at Kadient, Inc. (now Qvidian), a sales enablement and proposal automation software company, from August 2005 to August 2010, where her responsibilities included marketing operations and client services. Previously she served in human resources leadership positions at several other companies including Netegrity, Inc. (now part of Computer Associates), a provider of enterprise security software solutions, Trilogy, Inc. and Putnam Investments, and has provided HR consulting to small businesses and non-profit organizations. Ms. Peterson holds a bachelor’s degree in sociology from Franklin and Marshall College.

Christopher J. Roberts. Mr. Roberts has served as our Vice President and General Manager, Creative Professional since January 2014. From September 2011 to January 2014 he served as our Vice President and General Manager, E-Commerce; and our Vice President, Marketing from August 2007 until September 2011. Between February 2001 and August 2007, Mr. Roberts served as our Director, Corporate Marketing; Director, Consumer Marketing and as our Consumer Marketing Manager. Prior to that, Mr. Roberts served as the Marketing Programs Manager for Hifi.com/Cambridge Soundworks from October 1999 to February 2002. Mr. Roberts holds a bachelor’s degree in business administration from St. Michael’s College and a master’s degree in business administration from Clarkson University.

Joseph G. Roberts. Mr. Roberts has served as our Vice President and General Manager, OEM since January 2014. From January 2013 to January 2014 he served as our Vice President and General Manager, Printer Imaging. From May 2012 to December 2012 he served as our Director of Sales for Printer Imaging and from October 2002 to May 2012 he served as our Senior Business Development Manager, Printer Imaging. Prior to that, he served as an OEM Sales Manager for Nuance Communications Inc. (previously ScanSoft, Inc.), a software company known for its speech recognition and speech synthesis software, from May 2000 to October 2002. Mr. Roberts has a bachelor’s degree in finance from Montana State University and a master’s degree in business administration from Rochester Institute of Technology.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our board of directors currently consists of eight members. The Company’s certificate of incorporation divides the board of directors into three classes. One class is elected each year for a three year term. The board of directors, upon the recommendation of the nominating and corporate governance committee, has nominated Robert L. Lentz, Douglas J. Shaw and Peter J. Simone (the “Nominees”) and recommends that they be elected to the board of directors, each as a Class II director, to serve until the 2017 annual meeting of stockholders and until each of their successors is duly elected and qualified or until each of their earlier death, resignation or removal. Messrs. Lentz, Shaw and Simone are currently Class II directors whose terms expire at this Annual Meeting. The board of directors anticipates that Messrs. Lentz, Shaw and Simone, if elected, will serve as a director, and in the case of Mr. Lentz, will also serve as our chairman of the board of directors. Each Nominee has consented to be named in this Proxy Statement.

This proposal relates solely to the election of the Nominees and does not include any other matters relating to the election of directors, including without limitation, the election of directors nominated by any stockholder of the Company.

Vote Required and Recommendation

Only holders of record of the Company’s Common Stock as of the close of business on the Record Date are entitled to vote on Proposal One. Proxies will be voted FOR the election of Messrs. Lentz, Shaw and Simone as Class II directors unless contrary instructions are set forth on the enclosed proxy card. The election of Messrs. Lentz, Shaw and Simone for director requires the affirmative vote of the holders of a plurality of the shares of the Company’s Common Stock voted in the election of directors. Withheld votes will have no effect on the election of Messrs. Lentz, Shaw and Simone. Please note that your broker or other nominee may vote your shares in its discretion only on “routine matters.” The Company believes that the election of directors is not a routine matter. If your shares of the Company’s Common Stock are held for you by a broker or other nominee (i.e., in “street name”), and you do not give specific voting instructions, your shares will not be voted on Proposal One.

The Board of Directors recommends that stockholders vote FOR the election of the director Nominees.

Information Regarding the Nominees and Current Directors

The following table lists the Nominees to be elected at the Annual Meeting, our other current directors, the year the Nominee or director was first elected, the positions with the Company currently held by the Nominee or director, the year the Nominee’s or director’s current term will expire and the Nominee’s or director’s current class:

Nominee’s or Director’s Name and Year First Became a Director	Position(s) with the Company	Year Current Term Will Expire	Current Class of Director
Nominees for Class II Director:
Robert L. Lentz (1)—2008	Director	2014	II
Douglas J. Shaw—2004	President, Chief Executive Officer and Director	2014	II
Peter J. Simone—2006	Director	2014	II

Other Current Directors:
Pamela F. Lenehan—2006	Director	2015	III
Timothy B. Yeaton—2012	Director	2015	III
Gay W. Gaddis—2014	Director	2016	I
Robert M. Givens (2)—2004	Chairman of the Board of Directors	2016	I
Roger J. Heinen, Jr.—2006	Director	2016	I

(1)	On February 25, 2014, Mr. Lentz was elected to serve as our chairman of the board of directors for a three-year term with such term becoming effective the day following the date of our Annual Meeting, subject to his reelection at the Annual Meeting.
(2)	On January 28, 2014, Mr. Givens announced his resignation from the board of directors, effective the day following our Annual Meeting.

Director and Nominee Biographical Information

The following biographies of our current directors, including the Nominees, are based on information provided to the Company by each director. There is no family relationship between any director, including the Nominees, or executive officer of the Company. None of our directors, including the Nominees, has been convicted in a criminal proceeding in the past ten years.

Nominees

Robert L. Lentz. Mr. Lentz has served as a member of our board of directors since August 2008. Since July 2012, Mr. Lentz has been employed by Northeastern University as an Adjunct Professor and the Entrepreneur in Residence for the Center for Entrepreneurship Education. Mr. Lentz served as an independent consultant from March 2009 to June 2012; as the interim Chief Executive Officer of Digital Reef, Inc. from July 2009 until March 2011 and from January 2012 to June 2012 he served as the interim Chief Executive Officer of the Managed Analytics Business of Deloitte Consulting. Prior to that, he served as President and Chief Executive Officer of Permission TV, Inc., an online video platform provider from September 2006 to March 2010. From September 2003 to September 2006, he was the Senior Vice President of Operations and Chief Financial Officer of OATSystems, Inc., a provider of radio-frequency identification (RFID) software for supply chain management systems, which was acquired by Checkpoint Software Technologies Ltd. Prior to that, he was Senior Vice President, Operations and Chief Financial Officer of eRoom Technology, a supplier of web-based collaborative workspace solutions, which was acquired by Documentum, Inc. Mr. Lentz was a certified public accountant and holds a bachelor’s degree from Northeastern University in business administration and a master’s degree from Babson College in business administration.

Douglas J. Shaw. Mr. Shaw has served as our President and Chief Executive Officer since January 2007. From November 2004 until December 2006, he served as our Senior Vice President and has served as a member of our board of directors since we were acquired by TA Associates, Inc., from Agfa Corporation in November 2004. From October 1988 until November 2004, he served in various capacities with Agfa Corporation and, beginning in 2000, as the Senior Vice President of Agfa Monotype. From May 1981 until it was acquired by Agfa Corporation in 1988, he was employed by Compugraphic Corporation. He co-founded the Font Technologies division of Compugraphic Corp. with Mr. Givens, our current chairman of our board of directors, in October 1986. Mr. Shaw holds a bachelor’s degree in accounting from Boston College and a master’s degree in business administration from Babson College.

Peter J. Simone. Mr. Simone has served as a member of our board of directors since March 2006. Mr. Simone serves on the board of directors of Newport Corporation, a technology supplier to several industries including microelectronics manufacturing and communications and Veeco Instruments, Inc., an equipment developer and supplier to various industries including data storage and semiconductors. Previously, Mr. Simone sat on the board of Cymer, Inc., a supplier of excimer light sources from July 1993 to May 2013; and Inphi Corporation, a provider of analog semiconductor solutions for the communications and computing markets from March 2010 to May 2013. From January 2013 to May 2013, Mr. Simone served as interim chief executive officer of Lilliputian Systems, Inc. Mr. Simone has served as an investment consultant and as a consultant to numerous private companies since February 2001. From June 2001 to December 2002, Mr. Simone was Executive Chairman of SpeedFam-IPEC, Inc., a semiconductor equipment company which was acquired by Novellus Systems, Inc. From February 2000 until February 2001, he served as a director and President of Active Controls Experts, Inc.

He served as President, Chief Executive Officer and director of Xionics Document Technologies, Inc. from April 1997 until Xionics’ acquisition by Oak Technology, Inc., in January 2000. Mr. Simone is a member of the board of directors of certain private technology companies and is vice president of the board of the Walker Home and School for Children. Mr. Simone holds a Masters Professional Director Certification from the American College of Corporate Directors. Mr. Simone holds a bachelor’s degree in accounting from Bentley University and a master’s degree in business administration from Babson College.

Directors

Gay W. Gaddis. Ms. Gaddis has served as a member of our board of directors since February 2014. Ms. Gaddis is the founder and Chief Executive Officer of T3. Starting the company in March 1989, she has built it into the largest advertising agency owned by a woman in the country. As a collaborative think tank, T3 works with Fortune 500 and international corporations to design technology-fueled digital marketing strategies using analytics to drive smarter campaigns from start to finish in sectors such as social media, mobile, and web development. Prior to that, Ms. Gaddis served as a Copywriter for The Richards Group, as Public Relations Director for Baylor University Medical Center, and as Marketing Director for Leadership Dynamics, a national management-consulting firm. Ms. Gaddis speaks around the world on marketing issues, innovation and entrepreneurship and is a frequent contributor to Forbes and Bloomberg. Ms. Gaddis serves as the Chair of the Board of the Committee of 200 (C200), the preeminent global women’s business organization. She also serves on the advisory board of Womensphere, and as Vice Chair of the Executive Committee of the Texas Business Leadership Council. Ms. Gaddis was appointed by the governor of Texas to the board of directors of the Lower Colorado River Authority, a $4 billion entity that produces electricity and manages water in 58 Texas counties, where she previously served a six-year term. She has been named as one of Fast Company’s Top 25 Women Business Builders; Inc. Magazine’s Top 10 Entrepreneurs of the Year, iMedia’s Top 10 Hottest Digital Marketers, and in 2011, Ms. Gaddis won the Austin Business Journal’s Best CEO Award for a medium-sized company. Ms. Gaddis holds a bachelor’s degree in fine arts from the University of Texas, Austin.

Robert M. Givens. Mr. Givens has served as a member of our board of directors since we were acquired by TA Associates, Inc., from Agfa Corporation in November 2004 and has served as chairman of the board of directors since November 2006. From November 2004 until December 2006, he served as our President and Chief Executive Officer. From October 1988 until November 2004, he served in various capacities with Agfa Corporation and, beginning in 2000, as President of Agfa Monotype. From September 1975 until it was acquired by Agfa Corporation in 1988, he was employed by Compugraphic Corporation where he co-founded its Font Technologies division with Mr. Shaw in October 1986. Mr. Givens holds a bachelor’s degree in biology from Millikin University and a master’s degree from Indiana University in higher education/student personnel.

Roger J. Heinen, Jr. Mr. Heinen has served as a member of our board of directors since September 2006. Mr. Heinen served as a director of Progress Software Corporation from April 1999 until May 2010. From January 1993 until March 1996, he was a Senior Vice President in the Developer Division of Microsoft Corporation. From December 1989 until January 1993, he served as Senior Vice President of Apple Computer’s Software Division. Mr. Heinen holds a bachelor’s degree in computer science from Worcester Polytechnic Institute, a S.E.P. from Stanford University, and a PhD, Hon. from Worcester Polytechnic Institute.

Pamela F. Lenehan. Ms. Lenehan has served as a member of our board of directors since September 2006. Ms. Lenehan has served on the board of directors of National Mentor Holdings, Inc., a provider of services for individuals with developmental disabilities and acquired brain injury, since 2008; and American Superconductor Corporation, which offers technology and solutions for clean energy, since 2011. Ms. Lenehan was a member of the board of directors for Spartech Corporation from December 2004 to March 2013 and Avid Technology from April 2001 to December 2007. Ms. Lenehan has served as President of Ridge Hill Consulting, LLC, a strategy consulting firm, since June 2002. From March 2000 until September 2001, she served as Vice President and Chief Financial Officer of Convergent Networks, Inc., a manufacturer of telecommunications equipment and software. From February 1995 until January 2000, she was Senior Vice President, Corporate Development and Treasurer of Oak Industries, Inc., a manufacturer of telecommunications components, until it was acquired by Corning, Inc. Prior to that, she was a Managing Director in Credit Suisse First Boston’s Investment Banking division and a Vice President of Corporate Banking at Chase Manhattan Bank. Ms. Lenehan sits on the board of directors of the Center for Women & Enterprise, a not-for-profit organization. Ms. Lenehan holds a Masters Professional Director Certification from the American College of Corporate Directors. Ms. Lenehan received a bachelor’s degree in mathematical economics and a master’s degree in economics from Brown University.

Timothy B. Yeaton. Mr. Yeaton has served as a member of our board of directors since July 2012. Mr. Yeaton has served on the board of directors Actuate Corporation since 2011. Mr. Yeaton currently serves as senior vice president and group executive of the Infrastructure Business Group at Red Hat, Inc., a global leader in providing open source software solutions to the enterprise. From February 2009 to December 2013, Mr. Yeaton served as president and chief executive officer and a director of Black Duck Software, a leader in automating management, governance and the secure use of open source software. From October 2007 to January 2008, Mr. Yeaton was chief marketing officer of EqualLogic, a leading provider of high-performance iSCSI storage area network (SAN) solutions which was acquired by Dell, and from January 2008 to February 2009, he was Vice President of Dell’s Nashua (N.H.) Design Center. From March 2005 to September 2007, he served as senior vice president of worldwide marketing and general manager of enterprise solutions at Red Hat Inc. Prior to that, he was chief executive officer of Avaki Corporation, a data management and software company which was acquired by Sybase. Mr. Yeaton holds a bachelor’s degree in management from Roger Williams University and a master’s degree in business administration from Babson College.

Particular Skills and Experiences of the Nominees and the Directors

We want our directors to provide a collective skill set that not only strengthens the diversity and experience of our board but also provides the oversight and strategic guidance we believe is integral to the success of our Company. We seek out certain specific characteristics in our board members that we believe will enhance the board’s ability to provide such oversight and strategic guidance as it relates to our business. Some of the specific characteristics we believe are important in our board members include the length and depth of their business experience, their understanding of or experience in the software and creative professional services industries, their leadership or operational experience in public companies, their financial industry experience or knowledge and their board level service experience. We believe the characteristics and experiences that our directors, including the Nominees, bring to the board complement each other and match the needs of our Company as follows:

Nominees

•	Robert L. Lentz has operational skills and leadership experience in the software industry as well as specific experience in the Company’s end-user industries.

•	Douglas J. Shaw has extensive knowledge of and experience in both the typographic and software industries.

•

Peter J. Simone has a long background of operating experience across several industries, significant board level experience, broad experience in finance and accounting and extensive experience in financial analysis due diligence for the investment community.

Directors

•	Robert M. Givens has significant experience in both the typographic and software industries as well as in running and growing a technology company as a member of an executive management team.

•	Gay W. Gaddis has operational and leadership skills in creative end user industries including experience as a creative, marketing and advertising professional, entrepreneur and business owner.

•	Roger J. Heinen, Jr. has experience serving on the board of directors of technology companies as well as prior operational and engineering experience in the software industry.

•	Pamela F. Lenehan possesses knowledge and experience in debt and equity financings, mergers and acquisitions and significant board level service.

•	Timothy B. Yeaton has significant management experience in high-growth software industries as well as experience in software technology development and business modeling, and mergers and acquisitions.

Policy Governing Director Attendance at Annual Meetings of Stockholders

The Company’s policy is that all directors are encouraged to attend our annual meeting of stockholders. All of the members of the Company’s board of directors attended the 2013 Annual Meeting of Stockholders.

Board of Directors

Structure

Our certificate of incorporation provides for a classified board of directors with three staggered classes of directors (Class I, Class II and Class III). The members of each class of our board of directors serve on the board until their successors have been elected and qualified and until the earlier of their death, resignation or removal. On February 24, 2014, the board of directors approved an expansion of the board from seven directors to eight directors and subsequently added Ms. Gaddis as a non-employee Class I director. Our eight directors are classified as follows: three Class I directors (currently Messrs. Givens, Heinen and Ms. Gaddis), three Class II directors (currently Messrs. Lentz, Shaw and Simone), and two Class III directors (currently Ms. Lenehan and Mr. Yeaton).

Our board of directors is currently comprised of seven independent directors and one employee director. Mr. Shaw, our employee director, has served as our president and chief executive officer since January 2007, and has been a member of our board since November 2004.) On January 28, 2014, Mr. Givens announced his resignation from the board of directors, effective the day following our Annual Meeting. On February 25, 2014, Mr. Lentz was elected chairman of the board of directors for a three-year term, with such term beginning on the day after our Annual Meeting, subject to his reelection at the Annual Meeting.

Our board of directors operates under written corporate governance guidelines, a copy of which can be found on the “Investors” section of our website (www.monotype.com) or by writing to Monotype Imaging Holdings Inc., 500 Unicorn Park Drive, Woburn, Massachusetts 01801 Attention: Chief Financial Officer. Our board conducts an annual self-evaluation to determine whether it and its committees are functioning effectively. As part of this annual self-evaluation, the board evaluates whether the current leadership structure continues to be optimal for the Company and its stockholders.

Our Company has separate positions for the chairman of the board of directors and president and chief executive officer. Our board believes that there are advantages to having an independent chairman of the board to assist in facilitating matters such as communications between the board and our president and chief executive officer; providing strategic guidance from the board to our president and chief executive officer and senior management team; and assisting the board in reaching consensus on particular strategies and policies based on input from senior management. In addition, the board believes that the current leadership structure helps to ensure that the appropriate level of oversight, independence and responsibility is applied to all board decisions, including risk oversight. Mr. Lentz has been a member of our board since 2008 and, subject to his reelection at the Annual Meeting, who will begin serving a three year term as chairman of the board of directors and lead director on the day following the date of our Annual Meeting. The board of directors believes that Mr. Lentz’s prior leadership experience in technology and software companies as well as his experience in and ability to assess the Company’s current and potential future end user markets will allow Mr. Lentz to provide a unique perspective and strategic guidance to the Company’s executive management team.

Independence of Members of the Board of Directors

Our board of directors has considered the relationships of all directors and any transactions involving our directors in the section entitled “Certain Business Relationships and Transactions” beginning on page 24, and determined that none of the directors, with the exception of Mr. Shaw who serves as our president and chief executive officer, has any relationship that would interfere with the exercise of independent judgment in carrying out his or her responsibility as a director and that each director qualifies as an independent director under the rules of the NASDAQ Global Select Market and the Securities and Exchange Commission (the “SEC”).

Risk Oversight

The Company’s management is responsible for day-to-day risk management and implementation of Company policies. Further, the Company maintains an internal risk management committee which is charged with ensuring that our risk management program, comprised of strategic, operational, financial and legal risk identification and prioritization, as well as active risk management and mitigation, is reflected in the Company’s policies and actions. Our board of directors has oversight of our risk management program, and receives reports on risk management from members of our senior management team. In addition, the audit committee has oversight responsibility for our risk identification and prioritization process, our Sarbanes-Oxley Act of 2002 compliance program and our internal audit function. Finally, the management development and compensation committee has oversight of risk considerations with respect to our executive compensation programs, including working directly with management to determine whether our programs improperly encourage management to take risks relating to the business or whether risks arising from our executive compensation programs are reasonably likely to have a material adverse effect on the Company. Our board of directors believes that this shared oversight is appropriate, rather than consolidation of responsibility with a single board level risk management committee.

2013 Meetings and Executive Sessions of Independent Directors

The board of directors met eight times during 2013, and each director attended at least 75% of the total number of meetings of the board and committees of the board of which he or she was a member. In 2013, an executive session of the independent directors was held at least one time following a scheduled meeting of the board and included only those directors who met the independence requirements of the NASDAQ Global Select Market. Mr. Givens was responsible for chairing such executive session.

Committees of the Board of Directors

The board of directors has three standing committees: the audit committee, the management development and compensation committee and the nominating and corporate governance committee.

The composition and function of each of our committees comply with the rules of the SEC and the NASDAQ Global Select Market. The board of directors has adopted a written charter for each committee which is available on the “Investors” section of our website (www.monotype.com) or by writing to Monotype Imaging Holdings Inc., 500 Unicorn Park Drive, Woburn, Massachusetts 01801, Attention: Chief Financial Officer.

Management Development and Compensation Committee

Ms. Lenehan and Messrs. Heinen, Lentz and Yeaton, each of whom is independent as defined under the Exchange Act, Rule 162(m) of the Internal Revenue Code of 1986, as amended, (the “Code”) and the rules of the NASDAQ Global Select Market, currently serve on the management development and compensation committee. Ms. Lenehan serves as chair of the management development and compensation committee, which met seven times during 2013. Mr. Yeaton became a member of the management development and compensation committee in February 2013. The management development and compensation committee holds regularly scheduled meetings and, when required, meets to approve equity grants that exceed the authority granted to the president and chief executive officer to approve such grants. The management development and compensation committee’s other responsibilities include, but are not limited to:

•	establishing and reviewing our overall management compensation philosophy and policy;

•	reviewing peer group and market survey data with respect to setting the compensation of our executive officers;

•	reviewing and approving actions with respect to all of our incentive-based compensation, equity-based compensation, pension and other similar plans;

•	reviewing and making recommendations to our board of directors with respect to the corporate goals and objectives relevant to the compensation of our chief executive officer;

•	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining the compensation of our chief executive officer;

•	determining the independence of any compensation advisor retained by the committee;

•	retaining, approving the compensation of, and overseeing the work of any compensation advisor;

•	reviewing and approving the compensation of our other executive officers and those members of management that report directly to our chief executive officer;

•	making regular reports to our board of directors;

•	reviewing and making recommendations to our board of directors with respect to director compensation, with guidance from our nominating and corporate governance committee;

•	reviewing and assessing the adequacy of the management development and compensation committee charter;

•	evaluating its own performance and reporting the results of such evaluation to our board of directors; and

•	reviewing and discussing with management our executive compensation disclosure included in reports and registration statements filed with the SEC and producing required reports.

The management development and compensation committee may establish and delegate authority to one or more subcommittees consisting of one or more of its members when appropriate to do so in order to carry out its responsibilities.

Management Development and Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the management development and compensation committee or as a director of any entity that has one or more of its executive officers serving as a member of our board of directors or management development and compensation committee. None of the members of our management development and compensation committee has ever been one of our employees.

Audit Committee

Messrs. Lentz, Simone and Ms. Lenehan, each of whom is independent as defined under the meaning of the director independence standards of the NASDAQ Global Select Market and the SEC, currently serve on the audit committee. Mr. Simone serves as chair of the audit committee which met five times during 2013. Its responsibilities include, but are not limited to:

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	meeting independently with our independent registered public accounting firm;

•	reviewing and coordinating the oversight of our internal control over financial reporting;

•	establishing and overseeing the adequacy of procedures for receipt, retention and treatment of complaints and the submission by employees of concerns regarding accounting or auditing matters;

•	conducting an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis;

•	oversight of the Company’s risk identification process, compliance with the Sarbanes-Oxley Act of 2002, and internal audit function;

•	reviewing and assessing the adequacy of the audit committee charter;

•	evaluating its own performance and reporting the results of such evaluation to our board of directors;

•	reviewing the performance of our internal audit committee function;

•	appointing, retaining, terminating, approving the compensation of, and evaluating the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from the independent registered public accounting firm;

•	approving all audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	making regular reports to our board of directors; and

•	preparing the audit committee report required by SEC rules to be included in our proxy statements.

Our audit committee is also responsible for our policies and procedures for the review of transactions between the Company and our directors, director nominees, executive officers, security holders that beneficially own more than 5% of any class of our voting securities, or the immediate family members of any of these persons under our written related person transaction approval policy.

A list of related persons is available to our employees and executives who are involved with or familiar with the transactions, contracts or other legal or business arrangements that we may or have entered into. This list is updated and cross-checked periodically to ensure it does not contain parties involved in proposed or ongoing transactions, contracts or other legal or business arrangements with us and is checked prior to entering into any new transaction, contract or other legal or business arrangement. If it is determined that we have entered into or may enter into a related person transaction, including any modification or addition to an existing contract or arrangement, our general counsel is notified.

Prior to our entering into any related person transaction, our general counsel reviews the applicable rules and determines whether the approval of our board of directors, the audit committee, or both, is required and if so, that approval is obtained prior to entering the transaction. No related person transaction is allowed unless our general counsel has either (i) specifically confirmed in writing that no further approvals are necessary, or (ii) specifically confirmed in writing that all approvals necessary for us to enter into such arrangement have been obtained.

In the event that a related party transaction requires the approval of the board of directors, the audit committee reviews the transaction and then makes a recommendation to the board for its consideration before the transaction is entered into.

Our board of directors has determined that Mr. Simone qualifies as an “audit committee financial expert” as defined under the Exchange Act and the applicable rules of the NASDAQ Global Select Market. In making its determination, our board considered the nature and scope of the experiences and responsibilities that Mr. Simone has previously had with reporting companies and, in the opinion of our board of directors, he does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. All members of the audit committee are independent for audit committee purposes under the rules of the NASDAQ Global Select Market and the SEC.

Nominating and Corporate Governance Committee

Messrs. Heinen, Simone and Yeaton, each of whom is independent as defined under the rules of the NASDAQ Global Select Market, currently serve on the nominating and corporate governance committee. Mr. Heinen serves as chair of the nominating and corporate governance committee, which met eight times in 2013. During 2013, the nominating and corporate governance committee met several times for the specific purpose of identifying, reviewing the qualifications of, and recommending a candidate for nomination to the board of directors. The nominating and corporate governance committee’s responsibilities include, but are not limited to:

•	developing and recommending to our board of directors criteria for board and committee membership;

•	identifying individuals qualified to become board members;

•	reviewing our disclosures concerning our policies and procedures for identifying and reviewing board nominee candidates;

•	establishing procedures for identifying and evaluating director candidates including nominees recommended by stockholders;

•	establishing procedures for stockholders to submit recommendations for director candidates;

•	recommending to our board of directors the persons to be nominated for election as directors and to each of our committees;

•	recommending to our board of directors the persons to be nominated as chairman of the board of directors;

•	developing and recommending to our board of directors a set of corporate governance guidelines and code of business conduct and ethics;

•	developing and overseeing a succession plan for our president and chief executive officer;

•	reviewing and assessing the adequacy of the nominating and corporate governance committee charter;

•	evaluating its own performance and reporting the results of such evaluation to our board of directors;

•	making regular reports to our board of directors; and

•	overseeing the evaluation of our board of directors, its committees and management.

As described below in the section entitled “Policies Governing Director Nominations,” the nominating and corporate governance committee will consider all nominees recommended by stockholders. For more corporate governance information, please access the Corporate Governance section of the Company’s website available at http://www.monotype.com.

Policies Governing Director Nominations

When our board of directors is required to select a new member, it relies on the nominating and corporate governance committee to identify suitable candidates for nomination and assesses their qualifications in light of the policies and principles in our corporate governance guidelines and the charter of the nominating and corporate governance committee.

Process for Identifying and Evaluating Director Nominations

Generally, the nominating and corporate governance committee identifies candidates for director nominees by consulting with other members of the board of directors and management, on its own, by utilizing search firms or other advisors, through the recommendations submitted by stockholders or through other methods as the nominating and corporate governance committee deems helpful in identifying candidates. Once candidates have been identified, the nominating and corporate governance committee confirms the candidates meet the minimum qualifications for director nominees by gathering information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means deemed to be helpful in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the board of directors. Based on the results of this process, a recommendation is made with regard to the suitability for election to the board of directors. The specific qualities and skills our board of directors and nominating and corporate governance committee look for in each candidate are outlined below.

Director Qualifications

In identifying prospective director candidates, the nominating and corporate governance committee considers all facts and circumstances it deems appropriate, including among other things: skill set, depth and breadth of business experience, independence and the needs of the board of directors. This assessment includes consideration of the following minimum qualifications that must be met by all directors:

•	directors must be of the highest ethical character and share the values of the Company as reflected in the Company’s Code of Business Conduct and Ethics;

•	directors must have reputations, both personal and professional, consistent with the image and reputation of the Company;

•	directors must have the ability to exercise sound business judgment; and

•	directors must have substantial business or professional experience and be able to offer meaningful advice and guidance to the Company’s management based on that experience.

The nominating and corporate governance committee also considers factors such as:

•

an understanding of and experience in the technology, software and creative professional services industries or other experience deemed relevant by the nominating and corporate governance committee at the time;

•	leadership experience with public companies or other major complex organizations;

•	how such individual contributes to diversity of the board of directors, although the Company does not have a formal diversity policy;

•	experience in accounting or financial industries; and

•	the degree to which such candidate’s experience strengthens the board of directors’ collective qualifications and skills.

Procedures for Recommendation of Director Nominees by Stockholders

If you would like the nominating and corporate governance committee to consider a prospective candidate, please submit the candidate’s name and qualifications and other information in accordance with the requirements for director nominations by stockholders in the Company’s by-laws to: Monotype Imaging Holdings Inc., 500 Unicorn Park Drive, Woburn, Massachusetts 01801, Attention: Corporate Secretary. The corporate secretary promptly forwards any nominations to the nominating and corporate governance committee.

All recommendations for nomination of a director candidate must be in writing and include the following:

•	the name and address of record of the stockholder;

•	a representation that the stockholder is a record holder of our securities, or if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act;

•

the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full years of the proposed director candidate;

•	a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications described above;

•	a description of all arrangements or understandings between the stockholder and the proposed director candidate;

•

the consent of the proposed director candidate (i) to be named in the proxy statement relating to the Company’s annual meeting of stockholders, and (ii) to serve as a director if elected at such annual meeting; and

•	any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to SEC rules.

Candidates may be required to undergo a comprehensive private investigation background check by a qualified company of the Company’s choosing, and a candidate must complete a detailed questionnaire regarding his or her experience, background and independence.

Once the nominating and corporate governance committee receives the nomination of a candidate and the candidate has complied with the minimum procedural requirements above, the candidate is evaluated by the nominating and corporate governance committee and a recommendation regarding the candidate is delivered to the board of directors.

In addition to these procedures for recommending a director nominee to the nominating and corporate governance committee, a stockholder can propose an individual for election to the board of directors in accordance with the Company’s by-laws, as described in the “Stockholder Proposals for Annual Meetings” section beginning on page 67.

Director Compensation

Our non-employee directors receive a combination of cash and restricted shares of our Common Stock or options to purchase our Common Stock as compensation. Upon election to the board of directors, new non-employee directors receive a grant of restricted stock with a dollar value equal to $120,000 based upon the closing price of our Common Stock on the grant date. The grant vests quarterly in equal installments over four years. Additional equity awards to our non-employee directors are considered and approved by our board of directors during regularly scheduled or special meetings of our board of directors prior to the grant date, which is the third business day following the annual meeting. The annual grants vest on the earlier of the first anniversary of the grant date or our next annual meeting of stockholders.

In 2013, the compensation paid to our non-employee directors was as follows:

•	Cash compensation—$60,000 per year paid in equal quarterly installments.

•	Restricted stock—the number of shares that equal a dollar value of $50,000 based on the closing price of our Common Stock on the grant date.

In addition, our non-employee directors are entitled to reimbursement of reasonable travel expenses for board or committee meetings and Company-related activities that require board member attendance and payment of director-related education expenses. Non-employee directors receive additional cash compensation for (i) their service as a member of any committee of the board of directors, and (ii) their service as chair of any committee of the board of directors, as follows:

Chairman of the Board of Directors	$25,000

Member of the Audit Committee	$10,000
Member of the Management Development and Compensation Committee	$7,500
Member of the Nominating and Corporate Governance Committee	$5,000

In addition:
Chair of the Audit Committee	$7,500
Chair of the Management Development and Compensation Committee	$5,000
Chair of the Nominating and Corporate Governance Committee	$3,000

Directors do not receive any meeting fees. However, if the number of one-hour meetings of the board of directors or any committee exceeds 10 per year, then our non-employee directors would receive a per meeting fee of $1,000 if they attend any additional meeting that exceeds one hour. No meeting fees were paid during 2013.

On March 26, 2014, the board of directors authorized certain increases in annual non-employee director compensation. The non-employee director compensation set forth below becomes effective on May 1, 2014 and is as follows:

•	Cash compensation—$72,500 per year paid in equal quarterly installments.

•	Restricted stock—the number of shares that equal a dollar value of $105,000 based on the closing price of our Common Stock on the grant date.

Chairman of the Board of Directors	$45,000

Member of the Audit Committee	$10,000
Member of the Management Development and Compensation Committee	$7,500
Member of the Nominating and Corporate Governance Committee	$5,000

In addition:
Chair of the Audit Committee	$10,000
Chair of the Management Development and Compensation Committee	$7,500
Chair of the Nominating and Corporate Governance Committee	$5,000

If the number of meetings of the board of directors or any committee exceeds 10 per year, non-employee directors receive per meeting fees of $1,000 for any additional meeting attended. Further, the board of directors has discretion to award additional compensation to any director who undertakes additional responsibility above and beyond any committee responsibilities.

The following table provides a summary of the compensation we paid to our non-employee directors in 2013.

Director Compensation Table—2013

Name (1)(2)	Fees Earned or Paid in Cash	Stock Awards (3)	Other Compensation (4)	Total
Robert M. Givens	$85,000	$50,012	$299	$135,311
Roger J. Heinen, Jr.	$75,500	$50,012	$299	$125,811
Pamela F. Lenehan	$82,500	$50,012	$299	$132,811
Robert L. Lentz	$77,500	$50,012	$299	$127,811
Peter J. Simone	$82,500	$50,012	$299	$132,811
Timothy B. Yeaton (5)	$71,077	$50,012	$2,021	$123,110

(1)	Mr. Shaw has been omitted from this table because he does not receive compensation for his service on our board of directors. Mr. Shaw’s compensation as president and chief executive officer for 2013 is detailed in the Compensation Discussion and Analysis section beginning on page 26.
(2)	Ms. Gaddis has been omitted from this table because her service on the board of directors began in February 2014.
(3)	Represents the proportionate amount expensed in 2013 of the total fair value of the 2,209 shares of restricted stock granted on May 24, 2013 to our non-employee directors. The grant date fair value of these awards calculated in accordance with Accounting Standards Codification No. 718, “Compensation—Stock Compensation” (“ASC 718”).
(4)	Represents dividends received on unvested restricted stock awarded to the director in May 2012 where the impact of the dividend was not calculated into the fair market value of the grant. For Mr. Yeaton, represents dividends received on unvested restricted stock awarded in July 2012.
(5)	Mr. Yeaton was appointed to our management development and compensation committee in February 2013 and received cash compensation for his service on such committee from February 2013 to December 2013.

The aggregate total number of outstanding unvested shares of director restricted stock at December 31, 2013 is shown below. With the exception of 6,402 shares of the 9,310 shares granted to Mr. Yeaton upon his election to the board of directors on July 25, 2012 which vest quarterly over a four year period from the date of grant, all shares shown below will vest on May 5, 2014 which is the date of our Annual Meeting.

Name	Grant Date	Number of Shares	Grant Date Fair Value	Vesting Date
Robert M. Givens	May 24, 2013	2,209	$50,012	May 5, 2014
Roger J. Heinen, Jr.	May 24, 2013	2,209	$50,012	May 5, 2014
Pamela F. Lenehan	May 24, 2013	2,209	$50,012	May 5, 2014
Robert L. Lentz	May 24, 2013	2,209	$50,012	May 5, 2014
Peter J. Simone	May 24, 2013	2,209	$50,012	May 5, 2014
Timothy B. Yeaton	(1)	8,611	$132,534	(1)

Total		19,656

(1)	On July 25, 2012, Mr. Yeaton received an initial director stock award of 9,310 restricted shares with a grant date fair value of $120,006 on such date which vests quarterly in equal installments over a four year period. As of December 31, 2013 6,402 shares of such restricted share grant remained unvested. On May 24, 2013, Mr. Yeaton received a yearly director stock grant of 2,209 shares of restricted stock, all of which vest on May 5, 2014, the date of our Annual Meeting.

Director Stock Ownership Requirements

Any of our non-employee directors who served for at least three years is required to beneficially own shares of our Common Stock with a dollar value at least equal to three times the annual cash compensation on the measurement date, which is December 31 of their current service year. Our management development and compensation committee periodically measures such dollar value on such terms as it determines, provided that the board of directors has specified that no unvested stock options held by a director will be included in the measurement of value. All non-employee directors who were directors as of December 31, 2013 met the stock ownership requirements in 2013.

Certain Business Relationships and Transactions

All related party transactions are reviewed under our related person transaction approval policy by our audit committee, and reported to and, if required, approved by our board of directors. Please see page 18 for additional information regarding our related person transaction approval policy, under the heading “Audit Committee.” The term “related party transactions” refers to transactions required to be disclosed in our filings with the SEC pursuant to Item 404 of Regulation S-K.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that is applicable to all employees, including our principal executive officer and all senior financial officers which is available in the “Investors” section of the Company’s website (www.monotype.com) or by writing to Monotype Imaging Holdings Inc., 500 Unicorn Park Drive, Woburn, Massachusetts 01801, Attention: Chief Financial Officer. The Company intends to disclose any amendment to or waiver of a provision of the Code of Business Conduct and Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, by posting such information on its website.

Communication with Directors

You can contact any of our directors by writing to them c/o Monotype Imaging Holdings Inc., 500 Unicorn Park Drive, Woburn, Massachusetts 01801, Attention: Corporate Secretary. Your letter should clearly specify the name of the individual director or group of directors you want your letter to be delivered to, and the Company will deliver it.

As required by the Company’s Code of Business Conduct and Ethics and Audit Committee Complaint Procedures, a third-party company provides a hotline for employees and other parties to communicate concerns to the Company’s management and board of directors. Information submitted through the hotline is forwarded to our board of directors or audit committee. The hotline phone number for calls made from the U.S. is (800) 826-6762. The numbers to be used for calls made outside of the U.S. is listed in our Code of Business Conduct and Ethics which is available in the “Investors” section of the Company’s website (www.monotype.com) or by writing to Monotype Imaging Holdings Inc., 500 Unicorn Park Drive, Woburn, Massachusetts 01801, Attention: Chief Financial Officer. Concerns can be reported anonymously, if the caller chooses.

PROPOSAL TWO

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company is giving stockholders the opportunity to approve the compensation of the Company’s named executive officers as disclosed in this Proxy Statement by voting for or against this Proposal Two. Although stockholder approval of our compensation plans for named executive officers is advisory in nature and not binding on the Company, our board of directors intends to carefully consider the shareholder vote resulting from this Proposal Two and, to the extent there is any significant vote against the compensation of the Company’s named executive officers, will consider our stockholders’ concerns and evaluate what actions may be appropriate to address those concerns when making future compensation decisions for our named executive officers.

The Company believes its executive compensation plans are designed to attract and retain qualified executive officers with industry experience who can contribute to our corporate strategy and effectively guide our employees on the day-to-day implementation of that strategy at all levels. These executive officers are crucial to our success, and we believe our compensation practices encourage and motivate these individuals to achieve superior performance on both a short-term and long-term basis. For a full description of the Company’s executive compensation, we encourage you to review the information contained in our Compensation Discussion and Analysis and the associated charts contained beginning below on page 26. We believe our executive compensation programs to reflect the value created for stockholders in a given plan year, while supporting our strategic and longer-term goals.

Vote Required and Recommendation

Only holders of record of the Company’s Common Stock as of the close of business on the Record Date are entitled to vote on Proposal Two. Proxies will be voted FOR this Proposal Two unless contrary instructions are set forth on the enclosed proxy card. This vote is advisory, and therefore not binding on us, our board of directors or our management development and compensation committee. Notwithstanding the advisory nature of this vote, the resolution will be deemed approved and passed on an advisory basis with the affirmative vote of the majority of the votes cast. Our board of directors and management development and compensation committee value the opinions that our stockholders express in their votes and will consider the outcome of this vote when considering future executive compensation arrangements as they deem appropriate.

Abstentions or instructions on a proxy to withhold authority to vote this resolution will have no effect on this Proposal Two. In addition, please note that your broker or other nominee may vote your shares in its discretion only on “routine matters.” The Company believes that the advisory vote on executive compensation is not a routine matter. If your shares of the Company’s Common Stock are held for you by a broker or other nominee (i.e., in “street name”), and you do not give specific voting instructions, your shares will not be voted on Proposal Two.

The Board of Directors recommends that stockholders vote FOR the approval of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement.

COMPENSATION DISCUSSION & ANALYSIS

This section, and the proxy summary beginning on page 1, describes the Company’s compensation programs for our executive officers that were in effect for 2013 and the decisions made with respect to these programs. Our goal is to explain the details of these compensation programs as well as to describe why we believe these programs are appropriate for our Company and our stockholders. The compensation charts found in this section contain information for our principal executive officer, our principal financial officer, and our three other most highly compensated executive officers who had been designated by the Company as executive officers as of December 31, 2013 and whose total compensation exceeded $100,000 (referred to as our “named executive officers”).

Executive Summary

We are requesting a non-binding vote on our executive compensation and are making every effort to assist our stockholders in understanding our proposal and to facilitate prompt voting. We believe that the compensation paid to our executive officers, including our president and chief executive officer, is closely aligned with our corporate performance and the total return received by our shareholders. In addition to the information contained throughout this Proxy Statement, we are asking our shareholders to consider the following information when making their voting decisions:

•

A substantial portion of the total compensation of our president and chief executive officer reported in our Summary Compensation Table on page 47 is based on his individual performance and the performance of the Company, as follows:

Year	Total Compensation	Total At Risk Compensation(1)	Percentage of Total Compensation At Risk
2013	$2,387,693	$1,966,300	82%
2012	$1,790,257	$1,391,043	78%
2011	$1,750,947	$1,357,876	78%
2010	$1,382,126	$1,028,734	74%
2009	$806,789	$467,119	58%

(1)	We define at-risk compensation as compensation derived from stock options, restricted stock, cash incentive, dividends paid on unvested restricted stock and profit sharing.

•

Decisions relating to the cash compensation of our executive officers, including our president and chief executive officer, were made based on consideration of peer group compensation levels, our Company financial performance, and the executive’s individual performance.

•

Except in the case of one of our named executive officers as described further below, in 2013 approximately three-quarters of the equity awards granted to our executive officers, including our president and chief executive officer, were in the form of stock options and approximately one-quarter was in the form of restricted stock. All option awards are made with an exercise price equal to fair market value on the grant date, and vest over a four-year period. We view these option awards as performance-based shares because stock options, by their nature, will not provide any return to an executive unless there is appreciation in the stock price.

•

As referenced above, a second grant of restricted stock with 100% vesting on the first anniversary of the grant date was awarded to one of our named executive officers to recognize the overachievement of his individual performance objectives.

•

The total compensation paid to our president and chief executive officer over the prior five years has not increased at a rate substantially higher than the total return to stockholders. The chart below compares the performance of the NASDAQ Composite Index, the NASDAQ Computer Index, the Standard and Poor 600 Index and the Russell 2000 Index to the performance of our Common Stock and the total compensation paid to our president and chief executive officer. As illustrated in the chart, from 2009 to 2013, the value of a share of our Common Stock has outpaced the total compensation paid to our president and chief executive officer, as well as the NASDAQ Composite, NASDAQ Computer, Russell 2000 and the Standard and Poor 600. Data presented in the chart below is in index form, where the Company and all indices started on July 25, 2007 with a base value of 100.

Corporate Governance

Our corporate governance policies are reviewed annually to comply with industry best practices to ensure that decisions are independent, are based on information from knowledgeable and experienced sources, and support our effort to align our executive compensation with Company performance and the interests of our stockholders, as follows:

•	Our management development and compensation committee is comprised solely of independent directors.

•	Our chairman of the board of directors is subject to a three year term limit.

•	The management development and compensation committee’s independent compensation advisor provides no other services to the Company and has no prior relationship with any of our executive officers.

•

Our peer group of companies used to benchmark executive cash compensation is carefully reviewed at least annually by the management development and compensation committee with input from its independent compensation advisor.

•	Our management development and compensation committee reviews our compensation programs on an annual basis to evaluate whether they drive behaviors that are within the risk parameters of the Company.

•	Our non-employee directors and president and chief executive officer are subject to robust stock ownership requirements.

•	Each of our named executive officers is employed at will and is expected to demonstrate exceptional performance in order to continue serving as an executive officer of the Company.

•	We have a comprehensive insider trading policy that is applicable to all Company employees and includes a prohibition on speculating or engaging in hedging transactions in our Common Stock.

2013 Financial Highlights

•	Total revenue for the full year 2013 was $166.6 million, an increase of 11% year-over-year.

•	Net income for the full year 2013 was $31.1million, compared to net income of $29.0 million for the prior year.

•

Earnings per diluted share for the full year 2013 were $0.78 compared to earnings per diluted share of $0.76 for the full year 2012 and non-GAAP earnings per diluted share were $1.10 in 2013, as compared to $1.06 in 2012.

•

For the full year 2013, non-GAAP net adjusted EBITDA was $71.8 million(1) or 43% of revenue, compared to non-GAAP net adjusted EBITDA of $64.2 million(1) or 43% of revenue for the full year 2012. See page 52 of our Form 10-K for the year ended December 31, 2013 for a reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures.

•	Operating income for the full year 2013 was $50.7 million, an increase of 9% over the prior year.

•	The Company paid down $22.3 million in debt and as of December 31, 2013 had no outstanding debt.

•	Total cash at 2013 year end was $78.4 million, an increase of $39.1 million over the prior year. For the full year 2013, the Company generated $51.3 million in cash from operations.

2013 Dividends and Share Repurchases

•

In February 2013, our board of directors declared a quarterly cash dividend of $0.06 per share, an increase of $0.02 per share from its initial declaration of a dividend in July 2012. The Company paid dividends of $0.04 in January, and $0.06 in April, July and October, or $0.22 per share over fiscal 2013.

•

In October 2013, the board of directors authorized a share repurchase program. Under the program, during the fourth quarter of 2013, the Company repurchased 75,000 shares of Common Stock for an aggregate amount of $2.2 million.

•	Over 2013, the Company returned $10.6 million to shareholders in the form of dividends paid or cash used to repurchase shares of our Common Stock.

Shareholder Outreach

In 2013, 98.9% of votes cast by our stockholders were in favor of our executive compensation program. We believe it is important to maintain on-going conversations with our stockholders to discuss our executive compensation programs including our cash compensation and equity award granting

(1)

For the purpose of calculating our 2013 non-GAAP net adjusted EBITDA to determine whether or not the Company reached its non-GAAP net adjusted EBITDA target in 2013, the Company added back approximately $0.8 million for severance related expenses consistent with past methodology used to calculate our achievement against our Net Adjusted EBITDA target, which equates to $71.8 million or 101% of our internal goal. In calculating our 2012 non-GAAP EBITDA, the Company added back approximately $0.9 million for acquisition related expense.

philosophies and general corporate governance practices. During 2013, we reached out to our largest shareholders and provided them with a forum to discuss the state of our business and ask questions about and provide feedback on our executive compensation programs and corporate governance practices. We intend to continually engage our stockholders in conversations which include the topics of our executive compensation programs, equity dilution and our corporate governance practices.

Further, our management development and compensation committee invites our stockholders to communicate directly with its members to inquire about, or provide their opinions about the Company’s executive compensation philosophies and programs. Any communications should be mailed to: Monotype Imaging Holdings Inc., 500 Unicorn Park Drive, Woburn, Massachusetts 01801, Attention: Chairperson, Management Development and Compensation Committee. A member of our management development and compensation committee will respond to all communications as quickly as possible.

Our Executive Compensation Objectives and Principles

We believe that our Company’s success is largely dependent on experienced, engaged and motivated talent at all levels of our organization. With that in mind, we design, and intend to modify as necessary, our compensation and benefits program and philosophy to attract, retain and incentivize talented, qualified and committed executive officers who share our philosophy and desire to work toward our goals. To support these compensation objectives, we strive to provide a competitive total compensation package to our executive officers that we believe:

•	links executive compensation to the achievement of short-term corporate targets as well as long-term business objectives and strategies;

•	increases the proportion of compensation that is “at risk” as an executive officer’s level of responsibility increases, without encouraging excessive or unnecessary risks for the Company;

•	provides our executive officers with total compensation opportunities that are competitive for comparable positions at similar companies, including those with whom we compete for talent;

•	aligns the interests of our executive officers with those of our stockholders and supports the strategic direction of our business;

•	encourages behavior consistent with our values and reinforces ethical business practices;

•	reflects the level of accountability and future potential of each executive officer and the achievement of outstanding individual results; and

•	reflects internal pay equity ensuring team behavior consistent with the requirement for superior cross-organizational results.

We use a combination of base salary, annual cash incentive compensation programs and a long-term equity incentive compensation program to create a competitive compensation package for our executive officers. We attempt to maintain total compensation levels that we believe will be perceived by our executive officers and our stockholders as fair and equitable. We rely on the following principles to guide our executive compensation decisions:

Focus on Total Compensation	All compensation decisions are based on the total compensation opportunity for our executive officers, including base salary, cash incentive compensation, equity incentive compensation and benefits. Our goal is to provide total compensation to our executive officers that align the interests of our executive officers with the interests of our stockholders.

Pay Competitively	We target total compensation, which we define as compensation received when achieving targeted results, to be in line with executives who hold comparable positions and are producing similar results at public companies of similar size and in similar industries.

Pay for Performance	A significant portion of executive compensation is variable and performance-based, subject to increase when results exceed corporate targets and decrease when results fall below target, with no payout if results do not achieve threshold levels of performance. We consider stock options to be performance based compensation because they have intrinsic value only when the Company’s share price increases.

No “Executive Only” Perquisites	Other than the annual physical examination described on page 38, we offer a benefits package to our executive officers which is the same as the benefits package provided to all full-time employees.

All of our executive officers are compensated under the same policies, which are reviewed regularly by the management development and compensation committee to assure they are aligned with our overall compensation objectives and principles.

How and When our Executive Compensation is Determined

Our management development and compensation committee, which is comprised entirely of independent, non-employee directors, determines executive compensation by utilizing input from our president and chief executive officer, vice president of human resources, and an independent compensation advisor from Pearl Meyer & Partners LLP (“Pearl Meyer”), engaged by our management development and compensation committee. Pearl Meyer provides no other services to the Company and the independent compensation consultant advising the committee has no prior relationship with any of our named executive officers.

Our management development and compensation committee oversees the development of our compensation plans and policies for our executive officers, including our 2013 Compensation Plan, Equity Award Plan, our profit sharing plan and our Amended and Restated 2007 Stock Option and Incentive Plan (the “2007 Option Plan”) and reviews and approves the cash and equity compensation of our executive officers, as follows:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter/First Quarter of Next Fiscal Year
Compensation Philosophy and Executive Officer Performance
Executive Officer Compensation Philosophy		Review
Executive Officer Performance including our President and Chief Executive Officer				Discuss
External Compensation Perspectives
Peer Group Selection		Review & Approve
Marketplace Trend Review		Review
Competitive Market Analysis			Discuss
Regulatory Requirements and Implications	Review	Review	Review	Review
Compensation Program Design and Approval
Company Created Executive Officer Tally Sheets		Review
Annual Total Compensation Plan Design (Base Salary, Cash Incentive and Equity)			Discuss	Review & Approve
Executive Officer Cash Compensation Recommendations (Salary and Cash Incentive Targets)			Discuss	Review & Approve
Annual Compensation Plan Language and Associated Company Performance Targets				Review & Approve
Equity Budget	Review	Review	Review	Review & Approve
Executive Officer Awards under the Annual Incentive Compensation Plan				Review & Approve

In order to make compensation decisions with respect to our executive officers, our management development and compensation committee benchmarks total compensation and each individual compensation element to determine whether our executive officer compensation is competitive. This is accomplished by comparing the levels of executive compensation and the financial performance of the Company against an approved peer group of companies. The peer group is selected with guidance from Pearl Meyer and approved by the committee based on the following criteria:

•

Actively traded public companies in the United States with revenue and market capitalization comparable to the Company’s, with exceptions allowed for industry leaders or direct competitors who are outside the revenue and market capitalization range;

•	Companies in the digital media and software industries with similar products and services; and

•	Companies that generally overlap with our geographic labor market for talent, which we define as the metropolitan Boston area.

In 2013, we benchmarked total compensation of our executive officers to the peer group listed below, with revenue generally ranging from $75 million to $300 million, or  1/2 to 2 times our annual revenue and a market capitalization generally ranging from $350 million to $1.6 billion, or  1/2 to 2 times our market capitalization. Our peer group of companies for benchmarking purposes in 2013 was as follows:

Actuate Corporation	American Software, Inc.	Bottomline Technologies Inc.
Broadsoft Inc.	Constant Contact Inc.	DTS, Inc.
Ebix, Inc.	Guidance Software, Inc.	LogMeIn, Inc.
PROS Holdings, Inc.	Seachange International, Inc.	Stamps.com, Inc.
Synchronoss Technologies, Inc.	Tangoe, Inc.	Telenav, Inc.

In making compensation decisions for 2013, the management development and compensation committee compared our performance to the performance of the companies in our peer group based on the most recent trailing four quarters of data available at the time of the analysis for a one year basis with respect to revenue growth, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA margin and adjusted earnings per share, and on a three year basis with respect to cumulative total shareholder return, as the committee believes that these metrics accurately reflect an organization’s performance. Adjusted EBITDA, adjusted EBITDA margin and adjusted earnings per share (“EPS”) exclude stock based compensation expense and one-time items. The results of this comparison are provided below:

Metric	Company’s Percentile within the Peer Group
Revenue Growth	85%
Adjusted EBITDA	63%
Adjusted EBITDA Margin	57%
Adjusted EPS	77%
Three-Year Total Shareholder Return	82%

Based on the evaluation of our performance against our peer group, the management development and compensation committee determined that the 50th percentile was the appropriate benchmark for the cash compensation of our executive officers. In determining the compensation targets for individuals, the management development and compensation committee also considered recommendations from our president and chief executive officer and vice president human resources, based on:

•	a review of the previous year’s performance of each executive officer, and his or her individual performance objectives for the upcoming year;

•	market information provided by the independent compensation advisor that includes data relating to our peer group and other relevant publicly available compensation surveys; and

•

our president and chief executive officer’s views on our total executive compensation program’s ability to attract, retain and motivate the level of performance from each executive officer necessary to achieve the Company’s goals.

The Principal Elements and Mechanics of our Executive Compensation Programs

	Base Salary	Cash Incentive Compensation	Equity Incentive Compensation (1)(2)
What	Fixed cash compensation for the executive officer’s standard job duties and responsibilities.	A percentage of an executive officer’s base salary payable upon achievement of Company-wide financial goals, as well as achievement by the executive officer of pre-determined individual performance objectives and the executive officer’s overall performance. The amount of cash incentive compensation available for payment to any individual executive officer, including our president and chief executive officer, is capped at two times such executive officer’s target cash incentive compensation for the plan year.

In 2013, the management development and compensation committee awarded our executive officers non-qualified stock option awards and restricted stock awards.

In 2014, the management development and compensation committee awarded our executive officers performance-based equity in the form of restricted stock units. These restricted stock units are tied to corporate performance targets which must be attained in order for these restricted stock units to convert to shares of our Common Stock.

Why	Compensation for successful individual performance of functional and leadership responsibilities, and level of impact on the Company’s performance.	Reward for leading achievement of the Company’s short-term financial and operational results.	Align executive officer’s interests with shareholders to reward for value growth. Reward the executive officer’s overachievement of his or her individual performance objectives. Focus efforts and decision making on sustained long term performance. Retain talent based on vesting schedule and realizable value based on Company performance.

When Determined	Annually, at the beginning of the associated fiscal year.	Annually, at the end of the year or shortly following the beginning of the year. Payment of amounts for any prior year are determined in connection with the review by our board of directors of the Company’s audited financial statements for that prior year, and consideration of the	Equity awards are made to an executive officer upon hire or promotion, and additional awards are generally considered annually by the management development and compensation committee and granted: (i) following the hire date or the promotion date on the 15th day of the month,

	Base Salary	Cash Incentive Compensation	Equity Incentive Compensation (1)
		executive officer’s prior year performance results.	or on the next trading day, if the 15th is not a trading day, and (ii) three business days following the filing of our Annual Report on Form 10-K for the prior year. (3)

Who Determines	The management development and compensation committee. The president and chief executive officer provides input on all executive officers except himself.	The management development and compensation committee and the board of directors. The president and chief executive officer provides input on all executive officers except himself.	The management development and compensation committee. Our president and chief executive officer provides input on all executive officer’s other than himself.

Program Mechanics	Determined with consideration of an executive officer’s job responsibilities, performance results, prior experience, and anticipated impact on Company success. Individual performance includes demonstrated leadership and individual performance results against stated objectives. An executive officer’s base salary is also benchmarked against the executive compensation of our peer group. Any mid-year adjustment or material increase in an executive officer’s base salary is generally due to a promotion, a substantial increase in the executive officer’s responsibilities, or a determination that a market adjustment is required for fair pay and retention.

A budget is accrued for executive officers based on the achievement of pre-determined financial targets and individual incentive targets. The budget is only funded and payable upon achievement of at least 90% of one or more of the pre-established financial targets.

The budget payable to executive officers may be increased by the management development and compensation committee without amendment of the plan if executive officers are added during a plan year. In addition, the budget may be increased without amendment of the plan by reallocating from amounts designated by the Company to other Company incentive compensation plans in the event any such amounts are not paid or distributed under other plans.

Individual equity awards to our executive officers are granted from an annual pool that is established based on internal dilution guidelines, management recommendations, benchmarking to industry and peer group data, and an analysis of the overhang and dilution of our Common Stock in comparison to our peer group.

Individual awards made in any given year take into account peer group award levels, individual performance and anticipated future performance, impact in future years and retention value of current holdings, and consideration for comparative value related to peers.

All grants are made at fair market value and calculated based on our closing market price on the grant date. Generally, awards are subject to time-based vesting with 25% of

Base Salary	Cash Incentive Compensation	Equity Incentive Compensation (1)

An executive officer’s performance is assessed by the president and chief executive officer, and a recommendation is made, based on an executive officer’s performance evaluation including the achievement of individual performance objectives.

The performance of our president and chief executive officer is assessed by the management development and compensation committee with input from the board of directors.

The committee has the discretion to award payments that differ from the target amounts; however, cash incentive compensation for the 2013 plan year, such payments to an individual executive officer cannot exceed two times that executive officer’s target cash compensation.

the shares vesting on the first anniversary of the grant date and the remaining shares vest quarterly over the following three years, however the management development and compensation committee can and has recommended certain grants with different vesting schedules.

Restricted stock units which were awarded in 2014 only vest upon the achievement of certain corporate performance targets.

(1)	Equity awards are made under our written equity award grant policy. Our equity incentive compensation program consists of awards defined in our 2007 Option Plan as the Company no longer issues equity awards under our 2004 Stock Option and Incentive Plan (the “2004 Option Plan”).
(2)	The 2007 Option Plan allows the Company to grant various forms of equity instruments.
(3)	The management development and compensation committee has the discretion to make equity awards at any time under the Company’s written equity award grant policy and our existing 2007 Option Plan and has used such discretion in the past.

Weighting of the Principal Elements of our Executive Compensation Programs

We determine the appropriate allocation between annual cash and equity incentive compensation, with a goal of weighting the allocation toward variable compensation based on Company financial and individual executive officer performance. The goals for our Company and executive officers are established so that target attainment is not assured and payment for performance at or above target levels will require our executive officers to perform at a high level, devote significant effort to our business, achieve challenging targets and produce significant results. The individual performance objectives of our executive officers are developed to support achievement of our annual Company objectives in order to ensure that each executive officer’s priorities, focus and efforts support the success of our strategic initiatives and drive achievement of the business and financial objectives of the Company.

The management development and compensation committee considers total compensation (cash and equity) when evaluating competitive data provided by Pearl Meyer and tally sheets prepared by our human resources department that include information on each executive officer’s current and past compensation (salary, incentive pay, and equity including number of shares and value), when making annual compensation decisions. Consideration is given to:

•	the retention value of the long-term equity awards currently held by an executive officer;

•	our view of internal equity; and

•	other considerations we deem relevant, such as the Company’s overall financial performance or extraordinary individual performance by an executive officer.

Based on this review, the management development and compensation committee can decide to adjust one or more elements of an executive officer’s compensation.

Certain compensation decisions may specifically impact other elements of compensation. For example, because potential annual cash incentive payouts are based on the executive officer’s base salary, increases in base salary also increase the amount of the potential cash incentive payout. In designing the total compensation structure, the management development and compensation committee assures that the total compensation of our executive officers remains aligned with the market, and that mix of compensation elements offered to our executive officers is structured so that no significant amount that may be derived from one compensation component reduces the compensation received from other components, understanding that the mix and the total compensation opportunity can be impacted by discretionary factors such as individual performance and equity considerations.

We have not implemented a specific policy for determining the allocation between cash and non-cash compensation for our executive officers, although historically we have allocated a greater percentage of an executive officer’s total compensation to equity, or long-term compensation, as the executive officer becomes more senior in our organization. We believe equity incentive awards are an important component of our total compensation structure to provide appropriate competitive total compensation, motivate and retain our executive officers and provide us with greater stability in our management team. Further, we believe that it is appropriate to weight our executive officer’s compensation more heavily towards long-term compensation to mitigate the risk of management decisions being made for short-term gains, as discussed further below.

Risk Mitigation in the Principal Elements of our Executive Compensation Programs

Payments under our 2013 Compensation Plan are based on annual Company-wide financial targets of revenue and net adjusted EBITDA, which are equally weighted to mitigate the risk of decisions driven by the impact to one metric at the expense of the other, as well as individual performance objectives for each executive officer. No payment is made under the plan unless the Company achieves at least 90% of the revenue or net adjusted EBITDA target approved by our board of directors. See page 2, footnote 1 for an explanation of how we calculate net adjusted EBITDA. In addition, the plan contains a claw back provision in the event there is a subsequent change in our audited financial statements that impacts whether the financial performance targets were satisfied. In the event of a claw back, an executive officer would be required to repay to us any amount that was paid based solely on the satisfaction of such target that was not satisfied based on the change in our audited financials. The management development and compensation committee has no discretion to determine whether a repayment is required as that determination is made by the audit committee, however the management development and compensation committee does have discretion in determining the amounts to be repaid.

As discussed above, we generally weight the compensation of our executive officers toward longer-term compensation such as equity awards, including performance based awards that align with shareholder interest. Currently, we use grants of non-qualified stock options in furtherance of this goal because the stock price must rise in order for there to be any value realized by the recipient. We believe this weighting toward long-term compensation effectively aligns the interests of our executive officers and stockholders as the potential gain by executive officers from decisions that increase the long-term value of the Company outweighs the gain from decisions focused solely on the short-term.

Our president and chief executive officer is subject to equity ownership guidelines which further reinforces this alignment with shareholders. We believe that this compensation practice encourages longevity and stability in our executive management team and discourages our executive officers from making strategic or tactical decisions based on immediate personal gain, thus reducing the overall risk in our business activities.

Other Elements of our Executive Compensation Programs

Benefit Plans

Our benefits plans in the United States, which are made available equally to all employees and executive officers, include a discretionary 401(k) matching program, a 401(k) profit sharing contribution, life and disability insurance, travel and accident and optional health, dental, vision and supplemental life insurance coverage. The optional health and dental benefits require cost sharing for all employees, including executive officers, and vision and supplemental life insurance are fully paid by any employee electing these benefits. We reimburse our employees whose responsibilities entail frequent travel, which includes all of our executive officers, for memberships in a limited number of airline programs that provide access to airport lounges and other amenities. We also offer a tuition reimbursement program to all employees to encourage the ongoing growth and development of the employee’s skill set.

To ensure that the benefits offered to our executive officers and employees remain competitive with the applicable market, our human resources department reviews publicly available market data for technology companies and for companies in the specific geographic markets where we operate, and applicable laws mandating certain benefits.

In the United Kingdom, where one of our named executive officers resides, travel insurance and supplemental health benefits are available for all employees, including executive officers, and require cost sharing. The Company’s retirement program for employees located in the United Kingdom is made available through individual retirement contracts that include a matching employer contribution of 5% if a minimum contribution of 3% is made by the employee.

Perquisites

In the United States, the only additional benefit or perquisite available to our executive officers that is not also available to all of our employees is a comprehensive, Company-paid yearly physical examination. Although the Company’s medical plan already provides for annual physicals for all employees, the comprehensive examination for executives provides the convenience for doing all of the tests in one location on a single day. These physicals are aligned with the Company’s overall wellness initiatives as they allow the Company to assure that executive officers can conveniently take the time necessary to maintain their health and wellness.

In the United Kingdom, a car allowance is available to our executive officer and certain other employees including certain sales employees and senior management personnel.

Post-Employment Benefits

All of our named executive officers in the United States have employment agreements that provide them with severance payments and benefits in the event we terminate their employment without cause or the executive officer terminates employment for good reason. These agreements contain provisions which prohibit the executive officer from hiring or engaging or attempting to hire or engage any officer or employee of the Company for a period of one year from the date of termination and prevent the executive officer from competing with us for periods of up to one or two years, depending upon the reason the executive officer terminated his or her employment with the Company.

United States based executive officers that do not have an employment agreement with the Company, upon designation by the management development and compensation committee as an eligible employee, are covered under a change of control plan that provides them with severance payments and benefits in the event that the Company has a change of control. We also have a severance pay plan that applies to all United States based employees, including our executive officers that do not have an employment agreement with us, in the event of involuntary termination of such executive officer. Our severance plan provides for continuation of salary and benefits depending on the executive officer’s role and length of service with us.

Our 2004 Stock Option and Incentive Plan (the “2004 Option Plan”) and our 2007 Option Plan control the terms of the vesting, forfeiture or cancellation of all equity incentive compensation awards in the event of termination, death, or disability of any of our executive officers, as well as in the case of a change in control. See “Potential Payments upon Termination or Change-in-Control” beginning on page 51 for a full discussion of the terms of these agreements, including the definitions of cause and good reason.

A summary of the terms of our employment agreements with our named executive officers in the United States is as follows:

	Voluntary Resignation without Good Reason	Termination by the Company for Cause	Termination by the Company without Cause or Resignation for Good Reason	Death or Disability
Base Salary	Base salary earned through time of resignation immediately payable.	Base salary earned through time of termination immediately payable.	Base salary payments for a maximum period of 12 months.	Base salary earned through time of death or disability immediately payable.

Non-Equity Incentive Plan	Not entitled to any non-equity incentive plan payments, other than as earned per the terms of the plan.	Not entitled to any non-equity incentive plan payments, other than as earned per the terms of the plan.	Payment of the non-equity incentive award that the executive officer would have been entitled to under	Payment of the non-equity incentive award that the executive officer would have been entitled to under
			the then-current executive officer compensation plan, pro-rated to the number of days the executive officer was employed by the Company during the relevant period.	the then-current executive compensation plan, pro-rated to the number of days the executive officer was employed by the Company during the relevant period.

Equity Incentive Plan—Stock Options and SARs	All unvested options and Stock Appreciation Rights, or SARs, are	All unvested options and SARs are forfeited. Vested options or	All unvested options and SARs are forfeited. Vested options or	All unvested options and SARs are forfeited. Vested options or

	Voluntary Resignation without Good Reason	Termination by the Company for Cause	Termination by the Company without Cause or Resignation for Good Reason	Death or Disability

	forfeited. Vested options or SARs would remain exercisable for three months.	SARs would remain exercisable for three months.	SARs would remain exercisable for three months.	SARs would remain exercisable for twelve months.

Equity Incentive Plan—Stock Awards	All unvested shares are cancelled.	All unvested shares are cancelled.	All unvested shares are cancelled.	All unvested shares are cancelled.

Equity Incentive Plan—Restricted Stock Units	All unvested shares are cancelled.	All unvested shares are cancelled.	All unvested shares are cancelled.	All unvested shares are cancelled.

Continuation of Benefits	Not entitled to continuation of benefits.	Not entitled to continuation of benefits.	Continuation of benefits for the duration of the severance period.	Not entitled to continuation of benefits.

Gross-up for Tax Purposes	None.	None.	None.	None.

Provisions for termination of employment for our named executive officer located in the United Kingdom are governed by the terms of his employment contract, and applicable law and customary practices for the specific market area, including statutory redundancy pay. Our named executive officer in the United Kingdom is eligible for at least six months’ written notice prior to termination of employment by the Company, but otherwise is not eligible for any post-employment benefits.

Our 2013 Executive Compensation Payments

Base Salary Increases

We benchmark our executive compensation practices annually against a selected peer group of publicly traded companies. The results of this benchmarking has shown that our executive compensation has been below, and at some points significantly below, that of our peer group. Certain executive officers have received adjustments higher than the average base salary adjustment of our employees to move toward peer group practice as supported by Company performance. The chart below illustrates the extent to which the base salary and cash component of the compensation of our president and chief executive officer has continued to lag our peer group over the past five years:

	Douglas J. Shaw Base Salary	Peer Group 50th Percentile Base Salary	Variance to 50th Percentile Base Salary of Peer Group	Douglas J. Shaw Total Target Cash Compensation	Peer Group 50th Percentile Total Target Cash Compensation	Variance to 50th Percentile Total Target Cash Compensation of Peer Group
2013	$403,650	$450,000	-10%	$807,300	$845,000	-4%
2012	$390,000	$439,000	-11%	$663,000	$787,000	-16%
2011	$375,000	$395,000	-5%	$638,000	$667,000	-4%
2010	$351,250	$377,000	-7%	$562,000	$656,000	-14%
2009	$325,000	$386,000	-16%	$520,000	$634,000	-18%

When determining base salary increases for 2013, the management development and compensation committee considered the variance in base salary of our president and chief executive officer when compared to the 50th percentile of our peer group, any variance in the base salaries of our other executive officers when compared to the 50th percentile of our peer group, as well as other factors including the financial performance of the Company, the overall performance and effectiveness of the executive officer in 2012, and any significant changes to scope of responsibility over 2013.

Based on this analysis, the management development and compensation committee awarded base salary increases to our executive officers including our president and chief executive officer that are equivalent to or slightly higher than the Company-wide budget for increases of 3%. Even with the higher than target increase in base salary awarded to our president and chief executive officer in 2013, his base salary continues to fall below 50th percentile of our peer group. The salary increases described below were effective January 1, 2013.

	2012 Base Salary	Percentage Base Salary Increase for 2013	2013 Base Salary
Douglas J. Shaw, President and Chief Executive Officer	$390,000	3.5%	$403,650
Scott E. Landers, Senior Vice President, Chief Financial Officer and Treasurer	$298,116	3.5%	$308,550
John L. Seguin, Executive Vice President	$315,315	3.5%	$326,351
Steven R. Martin, Senior Vice President, Engineering	$262,080	3.5%	$271,253
John H. McCallum, Vice President and General Manager, Enterprise Solutions; Managing Director, Monotype Ltd. (1)	$252,170	3.5%	$260,996

(1)	Mr. McCallum’s compensation was converted from pound sterling to United States dollars using a conversion rate of 1.6563 for both 2012 and 2013 for purposes of normalizing the data.

Cash Incentive Compensation Awards and Payments

In February 2013, our management development and compensation committee approved the 2013 Compensation Plan which included a target cash incentive compensation amount for all executive officers. Based on our peer group analysis and other publicly available market survey data provided by Pearl Meyer, the management development and compensation committee determined that individual cash incentive compensation targets under the 2013 Compensation Plan should increase from those of our 2012 Compensation Plan, including those for our president and chief executive officer, senior vice president and chief financial officer, executive vice president and senior vice president. Cash incentive targets for 2013 were set as a percentage of annual salary as follows: president and chief executive officer – 100%; executive vice president – 55%; senior vice presidents including our chief financial officer – 50%; all other executive officers – 40%.

Our 2013 Compensation Plan provides for the generation of a cash bonus budget to cover the cash incentive compensation. The size of the bonus budget is based on the achievement of Company revenue and net adjusted EBITDA targets established by our board of directors that we believe were moderately difficult to achieve. At each pre-determined net adjusted EBITDA and revenue percentage achievement, beginning at 90% of the applicable target, an incentive budget calculation was established, providing an incremental increase between 90-100% achievement and 100%-110% achievement for each goal, respectively. No cash incentive compensation was payable under the 2013 Compensation Plan in the event the Company did not achieve at least 90% of the pre-established revenue or net adjusted EBITDA target. The 2013 Compensation Plan capped the amounts payable to any executive officer, including our president and chief executive officer, at two times such executive officer’s annual target cash compensation.

In February 2014, our board of directors determined that, subject to receipt of audited financial statements for fiscal year 2013, we had reached 100% of our revenue target of $166.9 million, or $166.6 million and 101% of our non-GAAP net adjusted EBITDA target of $71.2 million, or $71.8 million. Net adjusted EBITDA of $71.8 million includes an add-back of approximately $0.8 million for severance related expenses consistent with past methodology used to calculate our achievement against our non-GAAP net adjusted EBITDA target. As noted above, the 2013 Compensation Plan was designed to pay out incrementally higher rewards for overachievement of any financial target as reflected in the budget at percentage attainment totals in the chart below.

Further, the total budget approved for payment was $1,712,599, or 100.8% of the total budget available. The management development and compensation committee used its discretion to allocate amounts from other eligible Company compensation plans to the 2013 Compensation Plan to further reward certain executive officers for their contributions to the Company’s overachievement of one of its financial targets. Accordingly, the final pool for cash incentive payout and percentage of the pool paid to our executive officers was as follows:

Metric	Target (in thousands)	Budget at 90% of Target	Budget at 100% of Target	Budget at 105% Target	Percentage of Target Attained	Budget at Percentage Attainment
Revenue	$166,900	$311,176	$818,885	$1,228,328	100%	$818,885
Net adjusted EBITDA	$71,200	$311,176	$818,885	$1,228,328	101%	$880,104

Total		$622,352	$1,637,770	$2,456,656		$1,698,989

				Total Budget Available		$1,698,989
				Total Amount Paid		$1,712,599
				Percentage of Available Pool Paid		100.8%

In February 2014, the management development and compensation committee determined that each executive officer had achieved, and in the case of one of our executive officers, overachieved their individual performance objectives for fiscal year 2013, which were as follows:

•

President and Chief Executive Officer: Drive achievement of the Company-wide revenue and net adjusted EBITDA targets; drive achievement of business unit customer acquisition and sales targets; complete rebranding efforts; drive and complete acquisitions that forward corporate strategies; drive commercial success of products launched or acquired during fiscal 2013; add three major new shareholders; delivery key products on schedule and to specification; foster a culture of innovation and customer intimacy; driving customer intimacy program including customer visits; define on-going market strategies and ensure alignment with key customer needs.

•

Senior Vice President, Chief Financial Officer and Treasurer: Drive achievement of the Company-wide revenue and net adjusted EBITDA targets; drive achievement of business unit customer acquisition and sales targets; complete rebranding efforts; drive and complete acquisitions that forward corporate strategies; drive commercial success of products launched or acquired during fiscal 2013; increase shareholder base and analyst coverage; initiate and manage share repurchase program; enhancement of risk management programs; driving customer intimacy program including customer visits; complete and deliver all financial reports within stated time ranges including annual and quarterly public filings.

•

Executive Vice President: Drive achievement of the Company-wide revenue and net adjusted EBITDA targets; drive achievement of business unit customer acquisition and sales targets; complete rebranding efforts; drive and complete acquisitions that forward corporate strategies; drive commercial success of products launched or acquired during fiscal 2013; ensure successful product launch of missing font solution; drive expansion of revenues in certain target end user markets; focus on ISV business including establishing marketing and business strategies and definition of team; drive commercial success of products launched or acquired during fiscal 2013.

•

Senior Vice President, Engineering: From an engineering perspective, drive achievement of the Company-wide revenue and net adjusted EBITDA targets; drive achievement of business unit customer acquisition and sales targets; complete rebranding efforts; drive and complete acquisitions that forward corporate strategies; drive commercial success of products launched or acquired during fiscal 2013; continue integration of India engineering team; release SkyFonts MFS and Japanese font solution.

•

Vice President and General Manager, Enterprise Solutions; Managing Director, Monotype Ltd.: Achieve business unit revenue and bookings targets, with a predefined percentage of such revenue being recurring; establish and staff the Company’s presence in New York, NY; launch agency strategy including marketing and sales plans/staff and manage agency program; coordinate with internal business unit vice presidents and leaders to conform corporate sales strategies with evolving markets.

Based on the financial performance of the Company and the achievement of each executive officer’s individual performance objectives described above, payments of annual cash compensation to our named executive officers were awarded as listed in the chart below:

	Percentage of Base Compensation at Target	2013 Annual Cash Incentive Payment at Target	Percentage of Payout to Base Salary	2013 Annual Cash Incentive Payment
Douglas J. Shaw, President and Chief Executive Officer	100%	$403,650	103.7%	$418,585
Scott E. Landers, Senior Vice President, Chief Financial Officer and Treasurer	50%	$154,275	51.9%	$160,137
John L. Seguin, Executive Vice President	55%	$179,493	57.1%	$186,346
Steven R, Martin, Senior Vice President, Engineering	50%	$135,627	51.9%	$140,870
John H. McCallum, Vice President and General Manager, Enterprise Solutions; Managing Director, Monotype Ltd. (1).	40%	$103,398	42.6%	$111,093

(1)	Mr. McCallum’s compensation was converted from pound sterling to United States dollars using a conversion rate of 1.6563.

Equity Awards

We generally grant equity awards during the first quarter of the fiscal year. The management development and compensation committee determines the budget for the plan year and takes into consideration burn rate and overhang in determining an appropriate amount of aggregate equity to be awarded to executive officers. These equity grants are designed to provide future incentive to the executive officer. Factors such as past performance and internal equity are considered as well. The management development and compensation committee believes that the use of restricted stock subject to time-based vesting, which offers guaranteed in-the-money value upon vesting, in combination with non-qualified stock options, provides an attractive retention tool and encourages a strong motivation for the Company’s executive officers to drive long-term growth as the performance of the Company will significantly affect the value of all equity incentive compensation. In addition, the use of this mix provides a more moderate dilutive impact to stockholders since the use of shares of restricted stock requires fewer shares to provide equivalent value to our executive officers. Accordingly, the management development and compensation committee determined that a mix of awards of non-qualified stock options and restricted stock subject to time-based vesting was appropriate for equity grants made in 2013, with executive officers receiving approximately three-quarters of the annual award value in non-qualified stock options and approximately one-quarter of the annual award value in the form of restricted stock.

On February 26, 2013, our management development and compensation committee approved the equity awards listed below to our named executive officers. The awards were issued on March 6, 2013 and the stock options have an exercise price of $21.98, which was the closing market price on the NASDAQ Global Select Market for a share of our Common Stock on that date. Except for the footnoted restricted stock grant awarded to Mr. McCallum, twenty-five percent of each award vests on the first anniversary of the grant date, with the remainder of the award vesting in equal quarterly installments over the following three years. Mr. McCallum received a separate award of restricted stock, with vesting conditions as footnoted below, in recognition of his overachievement of his individual performance objectives.

	Non-Qualified Stock Options	Restricted Stock
Douglas J. Shaw, President and Chief Executive Officer	85,000	28,000
Scott E. Landers, Senior Vice President, Chief Financial Officer and Treasurer	30,000	10,000
John L. Seguin, Executive Vice President	33,000	11,000
Steven R. Martin, Senior Vice President, Engineering	27,000	9,000
John H. McCallum, Vice President and General Manager, Enterprise Solutions; Managing Director, Monotype Ltd. (1)	15,000	11,000

(1)	Mr. McCallum received two separate awards of restricted stock. The first restricted stock award representing 5,000 shares vests on the schedule noted above. The second restricted stock award representing 6,000 shares vests 100% on the first anniversary of the grant date.

In 2014, the management development and compensation committee awarded non-qualified stock options, restricted stock and performance based equity in the form of restricted stock units to our executive officers. Vesting of these restricted stock units are tied to the achievement of certain corporate targets over a three year period, with the opportunity for one third of the total award to vest upon achievement of each annual target. Vesting may accelerate if later year corporate targets are achieved early. The management development and compensation committee determined that a mix of awards of non-qualified stock options, restricted stock subject to time-based vesting and performance based equity in the form of restricted stock units will provide a balance of equity forms that align executive compensation to shareholder interests by rewarding for the achievement of specific corporate growth objectives, and the use of this mix moderates the dilutive impact to stockholders. In 2014, executive officers received one-third of their annual equity award value in non-qualified stock options, one-third in the form of restricted stock, and one-third in the form of performance based restricted stock units.

See the section entitled “Grants of Plan Based Awards—2013” beginning on page 48 for a discussion of our 2013 grants of equity awards.

Management Stock Ownership Guidelines

Our president and chief executive officer is subject to equity ownership guidelines that require him to hold Common Stock of the Company with an aggregate value of three times his base salary on the measurement date. The measurement date is defined as the close of business on December 31 at the Company’s principal place of business beginning on the fourth anniversary of the later of (i) the adoption of the equity ownership guidelines, or (ii) the first date of the chief executive officer’s employment in such position. As of December 31, 2013, our president and chief executive officer satisfied these ownership requirements.

Tax and Accounting Considerations

We have considered the provisions of Section 162(m) of the Code and related treasury regulations that restrict deductibility of executive compensation paid to our executive officers, including our named executive officers holding office at the end of any calendar year to the extent such compensation exceeds

$1,000,000 for any such officers in any year and does not qualify for an exception under the statute or regulations. The management development and compensation committee endeavors to maximize deductibility of compensation under Section 162(m) of the Code to the extent practicable while maintaining a competitive, performance-based compensation program. However, tax consequences, including tax deductibility, are subject to many factors which are beyond the control of the Company and the management development and compensation committee. In addition, our management development and compensation committee believes that it is important to retain maximum flexibility in designing executive compensation programs that meet their stated business objectives. For these reasons, our management development and compensation committee, while considering tax deductibility as a factor in determining executive compensation, will not limit such compensation to those levels or types of compensation that will be deductible. Our management development and compensation committee will continue to consider alternative forms of compensation, consistent with its compensation goals, which preserve deductibility.

COMPENSATION COMMITTEE REPORT

No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

The management development and compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on its review of, and the discussions with management with respect to the Compensation Discussion and Analysis, the management development and compensation committee recommended to the board of directors and the board of directors has agreed that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the management development and compensation committee,

Pamela F. Lenehan, Chairperson

Roger J. Heinen, Jr.

Robert L. Lentz

Timothy B. Yeaton

Compensation Earned

The following table summarizes the compensation earned during 2011, 2012 and 2013 by our named executive officers.

Summary Compensation Table—Fiscal Years 2011, 2012 and 2013

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compen- sation (4)	All Other Compen- sation (6)	Total
Douglas J. Shaw	2013	$403,650	—	$615,440	$921,392	$418,585	$28,626	$2,387,693
Chief Executive Officer,	2012	$390,000	—	$384,440	$648,873	$341,250	$25,694	$1,790,257
President and Director	2011	$375,000	—	$367,080	$659,821	$323,625	$25,421	$1,750,947

Scott E. Landers	2013	$308,550	—	$219,800	$325,197	$160,137	$23,129	$1,036,814
Senior Vice President,	2012	$298,116	—	$137,300	$229,014	$167,839	$24,872	$857,141
Chief Financial Officer and Treasurer	2011	$286,650	—	$131,100	$232,878	$160,524	$25,475	$836,627

John L. Seguin	2013	$326,351	$1,000	$241,780	$357,717	$186,346	$24,206	$1,137,400
Executive Vice President	2012	$315,315	$500	$151,030	$251,915	$197,072	$25,727	$941,559
	2011	$303,188	—	$144,210	$256,166	$188,279	$23,338	$915,181

Steven R. Martin	2013	$271,253	$1,500	$197,820	$292,677	$140,780	$79,922	$983,953
Senior Vice President,	2012	$251,520	—	$109,840	$167,944	$131,040	$22,920	$683,264
Engineering	2011	$240,000	—	$104,880	$170,777	$120,000	$25,194	$660,851

John H. McCallum (5)	2013	$260,996	—	$241,780	$162,599	$111,093	$35,747	$812,215
Vice President and General	2012	$247,482	—	$68,650	$114,507	$123,741	$35,275	$589,649
Manager, Enterprise Solutions; MD, Monotype Ltd.	2011	$220,150	—	$65,550	$100,914	$120,552	$29,426	$536,592

(1)	Bonus amounts are as earned under the Company’s patent bonus program, intended to motivate and reward innovation. Such bonuses are paid to those individuals named in the patent application as having contributed to the invention.
(2)	The amounts reported in the “Stock Awards” column of the table above reflect the fair value on the grant date of the stock award granted to the Company’s named executive officers during the associated year. These values have been determined under GAAP in accordance with ASC 718 used to calculate the value of equity awards for purposes of the Company’s financial statements. See page 30 of the Form 10-K for the year ended December 31, 2013 for an explanation of the determination of fair value.
(3)	The amounts reported in the “Option Awards” column of the table above reflect the fair value on the grant date of the stock award granted to the Company’s named executive officers during the associated year. These values have been determined under GAAP in accordance with ASC 718 used to calculate the value of equity awards for purposes of the Company’s financial statements. Options to purchase shares of Common Stock were granted at fair market value on the date of grant, in accordance with ASC 718. See page 30 of the Form 10-K for the year ended December 31, 2013 for an explanation of the determination of fair value.
(4)	All non-equity incentive plan compensation was made pursuant to awards under the executive cash compensation plan for the applicable year. All non-equity, or cash, awards under our 2013 Compensation Plan were both awarded and/or earned in 2013.
(5)	All compensation for Mr. McCallum was converted from pound sterling to United States dollars using the following conversion rates for the following years; in 2013 a rate of 1.6563; in 2012, a rate of 1.6255; and in 2011 a rate of 1.554.
(6)	The “All Other Compensation column includes the following compensation:

Name	Year	401(k) or Retirement Matching Program	Discretionary 401(k) Matching Program	Life Insurance Policy Premium	Accidental Death and Dismemberment Policy Premium	Dividends Received on Unvested Restricted Stock (1)	Other (2)(3)(4)(5)
Douglas J. Shaw	2013	$15,300	$2,168	$540	$90	$8,715	$1,813
Scott E. Landers	2013	$15,300	$2,168	$540	$90	$3,113	$1,919
John L. Seguin	2013	$15,300	$2,168	$540	$90	$3,470	$2,638
Steven R. Martin	2013	$15,300	$2,168	$540	$90	$2,444	$59,381
John H. McCallum	2013	$15,734	$—	$3,287	$—	$1,510	$15,216

(1)	Represents dividends received on unvested restricted stock awarded to the named executive officer where the impact of the dividend was not calculated into the fair market value of the grant.

(2)	For Messrs. Shaw, Landers and Seguin, represents the cost associated with Company-paid executive officer physicals. Please see page 38 “Perquisites” for more information.
(3)	Our employees have the option to elect to receive their long term disability benefit as taxable earnings during the fiscal year. This benefit is deducted from the employee’s base salary at the end of the year. In fiscal 2013, Messrs. Seguin and Martin elected to receive this benefit as taxable income.
(4)	For Mr. McCallum, represents a car allowance, travel protection and income protection.
(5)	For Mr. Martin, represents the cost associated with his attendance at and completion of an executive management program at Harvard Business School.

Grants of Plan-Based Awards—2013

The table below lists grants of non-equity awards that were approved by our management development and compensation committee on February 26, 2013. Actual payment amounts under these awards were approved by our management development and compensation committee on February 25, 2014. The table below also sets forth grants of equity awards that were approved by our management development and compensation committee on February 26, 2013. These awards were made on March 6, 2013 in accordance with our equity grant policy and have an exercise price equal to the closing market price of a share of the Company’s Common Stock according to the NASDAQ Global Select Market on that date.

Name	Grant Date	Grant Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Stock Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (4)(5)
			Threshold ($)	Target ($) (2)	Maximum ($) (3)
Douglas J. Shaw				403,650	807,300
	3/06/2013	2/26/2013				28,000			615,440
	3/06/2013	2/26/2013					85,000	21.98	921,392
Scott E. Landers				154,275	308,550
	3/06/2013	2/26/2013				10,000			219,800
	3/06/2013	2/26/2013					30,000	21.98	325,197
John L. Seguin				179,493	358,986
	3/06/2013	2/26/2013				11,000			241,780
	3/06/2013	2/26/2013					33,000	21.98	357,717
Steven R. Martin				135,627	271,254
	3/06/2013	2/26/2013				9,000			197,820
	3/06/2013	2/26/2013					27,000	21.98	292,677
John H. McCallum (6)				104,399	208,798
	3/06/2013	2/26/2013				5,000			109,900
	3/06/2013	2/26/2013				6,000			131,880
	3/06/2013	2/26/2013					15,000	21.98	162,599

(1)	The actual amounts paid in respect of these awards to Messrs. Shaw, Landers, Seguin, Martin and McCallum were $418,585, $160,137, $186,346, $140,870 and $111,093 respectively.
(2)	The target cash incentive compensation under our 2013 Compensation Plan was 100% of base salary for Mr. Shaw, 50% of base salary for Mr. Landers and Mr. Martin, 55% of base salary for Mr. Seguin, and 40% of base salary for Mr. McCallum respectively. Percentage of salary for actual payments made under of 2013 Compensation Plan were 103.7% of base salary for Mr. Shaw, 51.9% of base salary for Mr. Landers, 57.1% of base salary for Mr. Seguin, 51.9% percent for Mr. Martin and 42.6% for Mr. McCallum, respectively.
(3)	Under the 2013 Compensation Plan the aggregate amount payable was capped, subject to the right of the management development and compensation committee to allocate amounts unallocated and unpaid under other of the Company’s compensation plans. The amount payable to any individual executive officer was also capped at two times such executive officer’s target cash compensation.
(4)	This column reflects the share-based compensation expense we recognized for financial reporting purposes for awards of non-qualified stock options and restricted stock granted under our 2007 Option Plan during 2013. Pursuant to SEC rules, the amounts reported exclude the impact of estimated forfeitures related to service-based vesting conditions.

(5)	The value of Option Awards is based on a Black Scholes amount of $10.8399. Grant Date Fair Value of Stock Awards in 2013 includes the impact of dividends paid.
(6)	Conversion rate used for calculation of Mr. McCallum’s Target and Maximum Non-Equity Incentive payouts, and actual payout noted in footnote 1 is 1.6563.

Discussion of Compensation and Grants of Plan-Based Awards

All of our named executive officers in the United States have employment agreements with us that provide benefits upon the termination of employment. These employment agreements do not, however, include guaranteed compensation amounts that are payable in the ordinary course. Discussion of amounts payable under these employment agreements if the employment of the named executive officer terminates under certain circumstances is discussed under “Potential Payments upon Termination or Change-in-Control—Employment Agreements in the United States” beginning on page 51.

Benefits upon termination of employment for our named executive officer located in the United Kingdom are governed by employment contract, applicable law and customary practices for the specific market area, including statutory redundancy pay. Our named executive officer in the United Kingdom is eligible for at least six months’ written notice prior to termination of employment by the Company, but otherwise is not eligible for any post-employment benefits.

No adjustments were made to any plan-based awards that were made to our named executive officers in 2013. For an explanation of the determination of amounts paid and equity awards granted to our named executive officers in respect of awards granted under our 2013 Compensation Plan, see “Our 2013 Executive Compensation Payments—Cash Incentive Compensation Awards and Payments” and “Our 2013 Executive Compensation Payments—Equity Awards” beginning on page 41 and page 43, respectively.

The following table sets forth certain information regarding the option grants and stock awards made to the named executive officers as of December 31, 2013

Outstanding Equity Awards at Fiscal Year-End—2013

	Option Awards (1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (3) (#)		Market Value of Shares or Units of Stock That Have Not Vested (5) ($)
Douglas J. Shaw	160,000	0	15.11	3/31/2018
	75,000	5,000	9.26	3/10/2020
	58,437	26,563	13.11	3/8/2021
	37,187	47,813	13.73	3/6/2022
	0	85,000	21.98	3/6/2023
						1,750		55,755
						8,750		278,775
						15,750		501,795
						28,000		892,080
Scott E. Landers	6,554	0	3.63	3/18/2019
	28,125	1,875	9.26	3/10/2020
	20,625	9,375	13.11	3/8/2021
	13,125	16,875	13.73	3/06/2022
	0	30,000	21.98	3/06/2023
						625		19,913
						3,125		99,563
						5,625		179,213
						10,000		318,600
John L. Seguin	2	0	6.43	9/30/2016
	6,671	0	15.11	3/31/2018
	4	0	3.63	3/18/2019	(2)
	1,956	0	3.63	3/18/2019
	3,566	1,875	9.26	3/10/2020
	4,812	10,313	13.11	3/8/2021
	3,437	18,563	13.73	3/6/2022
	0	33,000	21.98	3/6/2023
						750		23,895
						3,438		109,535
						6,188		197,150
						11,000		350,460
Steven R. Martin	25,000	0	15.11	3/31/2018
	32,452	0	3.63	3/18/2019
	16,875	1,125	9.26	3/10/2020
	15,125	6,875	13.11	3/8/2021
	9,625	12,375	13.73	3/6/2022
	0	27,0000	21.98	3/6/2023
						438		13,955
						2,500		79,650
						4,500		143,370
						9,000		286,740
John H. McCallum	2,250	0	6.43	9/30/2016
	18,000	0	15.11	3/31/2018
	20,000	0	3.63	3/18/2019
	6,900	0	3.63	3/18/2019	(2)
	20,000	0	6.46	8/17/2019
	9,375	625	9.26	3/10/2020
	8,937	4,063	13.11	3/8/2021
	6,562	8,438	13.73	3/6/2022
	0	15,000	21.98	3/6/2023
						250		7,965
						1,563		49,797
						2,813		89,622
						5,000		159,300
						6,000	(4)	191,160

(1)	With the exception of the stock options noted in footnote 2, under the terms of the individual stock option agreements, 25% of the shares vest on the first anniversary of the grant date and the remaining shares vest quarterly over the following three years.
(2)	Under the terms of the stock option agreements, 50% of the shares vest on the first anniversary of the grant date and the remaining shares vest on the second anniversary of the grant date.
(3)	With the exception of the restricted stock awards in footnote 4, under the terms of the restricted stock award agreements, 25% of the shares vest on the first anniversary of the grant date and the remaining shares vest quarterly over the following three years.

(4)	Under the terms of the restricted stock award agreement, 100% of the shares vest on the first anniversary of the grant date.
(5)	Market value is calculated based on the closing price of our Common Stock on the NASDAQ Global Select Market on December 31, 2013, or $31.86 per share. These shares are subject to the terms of the related restricted stock agreements.

The following table sets forth certain information regarding the number of shares of restricted stock issued under the 2007 Option Plan that vested in 2013, option awards exercised in 2013 and the corresponding amounts realized by the named executive officers.

Option Exercises and Stock Vested—2013

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Douglas J. Shaw	215,882	4,107,195	26,250	646,118
Scott E. Landers	140,000	2,767,594	9,375	230,756
John L. Seguin	105,498	1,280,694	10,562	260,172
Steven R. Martin	25,500	530,506	7,250	178,247
John H. McCallum	—	—	4,437	109,006

(1)	The value realized upon the exercise of options was calculated by multiplying the number of shares purchased upon exercise by the difference between the market price per share at exercise of our Common Stock on the NASDAQ Global Select Market on the date of exercise and the exercise price.
(2)	The value realized upon the vesting of shares of restricted stock was calculated by multiplying the number of shares vested by the closing market price per share on the date of vesting. These shares are subject to the terms of the related restricted stock agreements.

Potential Payments upon Termination or Change-in-Control

Employment Agreements in the United States

We have employment agreements with the following named executive officers: Messrs. Shaw, Landers, Seguin and Martin. The employment agreements with these executive officers provide certain benefits upon the termination of employment. Generally, if these executive officer’s terminate their employment for good reason or we terminate their employment without cause, they are entitled to receive 100% salary continuation for a period of twelve months from the date of termination and payment of any bonus or non-equity incentive plan award that they would have been entitled to receive if their employment was not terminated, pro-rated for the number of days they were employed by us during the relevant period.

Cause is defined in the employment agreements as:

•	any act of fraud, gross misconduct or harassment that materially and adversely affects us;

•	any act of dishonesty, deceit or illegality, in any such case, materially and adversely affecting us;

•	conviction or indictment (if the indictment has a material adverse effect on us) of a felony, or any misdemeanor involving moral turpitude;

•	the commission of an act involving a violation of material procedures or policies of ours;

•	a material and sustained failure to perform the duties and responsibilities assigned or delegated under their respective employment agreement which failure continues for 30 days after written notice;

•	gross negligence or willful misconduct that materially and adversely affects us; or

•	a material breach of any of the executive officers’ confidentiality or non-compete obligations.

Good reason is defined in the employment agreements as:

•	a substantial adverse change in the nature or scope of responsibilities, authorities, powers, functions or duties under the respective employment agreement;

•	a reduction in annual base salary, except for an across-the-board salary reduction similarly affecting all or substantially all management employees;

•	a requirement by us that the executive officer be based anywhere other than a specified distance from Woburn, Massachusetts; or

•	the breach by us of any of our material obligations under the respective employment agreement, after notice and failure to cure such breach within thirty days.

If a named executive officer is terminated based on disability as defined in the executive officer’s employment agreement, the executive officer will continue to receive full base salary, less any disability pay or sick pay benefits the executive officer is entitled to under our other benefit policies, employee benefits for a period of up to 12 months and any bonus they would have been entitled to receive under the current executive compensation plan, prorated based on the number of days the executive officer was employed with the Company prior to termination.

Benefits upon termination of employment for our named executive officer in the United Kingdom are governed by employment contract, applicable law and customary practices for the specific market area, including statutory redundancy pay. Our named executive officer in the United Kingdom is eligible for at least six months’ written notice prior to termination of employment by the Company, but otherwise is not eligible for any post-employment benefits.

Stock Options and Restricted Stock for Executive Officers

Upon Termination: Stock option grants and restricted stock awards currently held by a named executive officer that have been granted under our 2004 Option Plan or 2007 Option Plan do not accelerate upon termination of the named executive officers’ employment by us.

Upon a Change of Control:

2004 Option Plan. In the event of a merger, sale or dissolution, or a similar “sale event,” unless assumed or substituted by the successor entity, all stock options granted to our named executive officers under the 2004 Option Plan terminate upon the effective time of the sale event following an exercise period. Restricted stock is treated as provided in the relevant award agreement. As of the date of this Proxy Statement, all options granted under the 2004 Option Plan are fully vested, and no additional awards will be made under the 2004 Option Plan.

2007 Option Plan. In the event of a merger, sale or dissolution, or a similar “sale event,” unless assumed or substituted by the successor entity, all stock options granted to a named executive officer under the 2007 Option Plan automatically become fully exercisable, all other awards granted under the 2007 Option Plan become fully vested and non-forfeitable and awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in the administrator’s discretion. In addition, upon the effective time of any sale event the 2007 Option Plan and all awards will terminate unless the parties to the transaction, in their discretion, provide for appropriate substitutions or assumptions of outstanding awards. Any award assumed, continued or substituted vests and becomes exercisable in full on the date on which the named executive officer’s employment or service relationship with us terminates if such termination occurs (i) within 18 months after such sale event, and (ii) the termination is by us or a successor entity without cause or by the executive officer for good reason.

Under both the 2004 Option Plan and 2007 Option Plan, cause means the commission of any act by a grantee constituting financial dishonesty against us (which act would be chargeable as a crime under applicable law), any other act of dishonesty, fraud, intentional misrepresentation, moral turpitude, illegality or harassment which, as determined in good faith by our board of directors, would adversely affect us, the repeated failure to follow the directives of our chief executive officer or our board of directors or any material misconduct, violation of our policies or willful and deliberate non-performance of duty. Under the 2004 Option Plan and the 2007 Option Plan, good reason means a substantial adverse change in the nature or scope of the employee’s responsibilities, authorities, powers, functions or duties, a reduction in the employee’s annual base salary except for across-the-board salary reductions similarly affecting all or substantially all management employees or the relocation of our offices at which the employee is principally employed to a location more than 75 miles from such offices. These definitions are, however, modified by any definition of cause or good reason contained in an executive officer’s employment agreement.

Payments upon a Triggering Event

The following table provides information regarding the amounts payable under employment agreements and the plans described above if a termination is: by us without cause or by the executive officer for good reason, and the termination occurred on December 31, 2013.

Name	Base Salary (1)	Continuation of Group Health Plan Benefits (2)	Perquisites and Personal Benefits (3)	Non-Equity Incentive Plan Payments (4)	Equity Incentive Plan Payments (6)	Total
Douglas J. Shaw	$403,650	$17,172	$—	$403,650	$4,046,111	$4,870,583
Scott E. Landers	$308,550	$17,172	$—	$154,275	$1,437,788	$1,917,785
John L. Seguin	$326,351	$12,950	$—	$179,493	$1,579,370	$2,098,164
Steven R. Martin	$271,253	$17,172	$—	$135,627	$1,169,165	$1,593,217
John H. McCallum (5)	$130,498	$3,697	$16,169	$104,398	$889,331	$1,144,093

(1)	All payments of base salary are payable in accordance with our usual payroll policies, subject to a six-month delay to the extent required by Section 409A of the Code.
(2)	The calculation is based upon the coverage elected by the named executive officer during his employment.
(3)	Represents an amount equal to payments that would be made during a statutorily defined notice period of six months to Mr. McCallum, including payments of his automobile allowance and Company contributions to his individual retirement fund.
(4)	Assumes the Company met 100% of our financial targets for 2013 for the Company performance component and that the named executive officer earned his target amount for the personal component under the 2013 Compensation Plan. The total target incentive compensation varied by position of the named executive officer and is a percentage of base salary which for 2013 was 100%, 50%, 55%, 50% & 40%, respectively.
(5)	All compensation for Mr. McCallum was converted from pound sterling to United States dollars using a conversion rate of 1.6563.
(6)	The table below further describes the equity incentive plan amounts payable under the plans upon a change-in-control where the options are assumed or continued and the executive officer’s employment is terminated by us without cause or by the executive officer for good reason within 12 months of the change-in-control:

Name	Number of Shares of Options Vesting due to Change-in- Control (A)	Value of Options Vesting due to Change-in- Control (B)	Number of Shares of Restricted Stock Vesting due to Change-in- Control (A)	Value of Shares of Restricted Stock Vesting due to Change-in- Control (B)	Total
Douglas J. Shaw	164,376	$2,317,706	54,250	$1,728,405	$4,046,111
Scott E. Landers	58,125	$820,500	19,375	$617,288	$1,437,788
John L. Seguin	63,751	$898,331	21,376	$681,039	$1,579,370
Steven R. Martin	47,375	$645,450	16,438	$523,715	$1,169,165
John H. McCallum	28,126	$391,487	15,626	$497,844	$889,331

(A)	All shares under the 2004 Option Plan are fully vested. For shares issued under the 2007 Option Plan, this number represents 100% vesting of shares or options to purchase our Common Stock that were unvested as of December 31, 2013.
(B)	The value of shares or options not vested has been calculated by taking the difference of the option exercise price listed in the table entitled “Outstanding Equity Awards at Fiscal Year-End—2013” on page 50 and the closing price of a share of our Common Stock on the NASDAQ Global Select Market on December 31, 2013, or $31.86, multiplied by the number of shares or options to purchase our Common Stock vesting upon the change-in-control.

In the United States, payment of all amounts following the termination of a named executive officer and continuation of any health care benefits is subject to continuing obligations of the named executive officer to cooperate with us to enforce our intellectual property rights, comply with a one-year non-competition agreement, comply with a one-year non-solicitation and non-hire agreement and execute a general release in a form reasonably satisfactory to us. We have the right to cancel the termination benefits if the named executive officer fails to materially comply with any of these provisions or the confidentiality provisions of the executive officer’s employment agreement. Finally, upon the death of a United States named executive officer, the executive officer’s estate is entitled to any benefits that may be due under any life insurance policy of ours maintained similarly for all employees.

In the United Kingdom, payment of all amounts following the termination of a named executive officer are governed by employment contract, applicable law and customary practices for the specific market area, and are not subject to any on-going confidentiality and non-solicitation obligations on the part of the named executive officer.

PROPOSAL THREE

APPROVAL OF OUR SECOND AMENDED AND RESTATED

2007 STOCK OPTION AND INCENTIVE PLAN

Our board of directors believes that stock options and other stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the employees, officers, non-employee directors and other key persons of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company. The Board of Directors anticipates that providing such persons with a direct stake in the Company will assure a closer alignment of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

On March 26, 2014, the board of directors approved the Second Amendment and Restatement of the Company’s 2007 Stock Option and Incentive Plan (the “Second Amended and Restated 2007 Plan”), subject to stockholder approval, to increase the aggregate number of shares authorized for issuance under the Second Amended and Restated 2007 Plan by 3,000,000 shares to 9,383,560 shares of Common Stock. Adding additional shares to the Second Amended and Restated 2007 Plan is designed to enhance the flexibility of our management development and compensation committee in granting stock options and other awards to our officers, employees, non-employee directors and other key persons and to ensure that the Company can continue to grant stock options and other awards to such persons at levels determined to be appropriate by the management development and compensation committee. A copy of the Second Amended and Restated 2007 Plan is attached as Appendix 1 to this Proxy Statement and is incorporated herein by reference.

As of our Record Date, March 20, 2014, for all existing equity plans, the total number of securities to be issued upon exercise of outstanding options was 2,690,979, the weighted-average exercise price of outstanding options on such date was $14.70, the weighted average term was 1.8 years, the number of securities remaining available for future issuance under equity compensation plans (excluding securities to be issued upon exercise of outstanding options) on such date was 1,090,427 and full value awards outstanding were 974,138, including 819,806 unvested full value awards with time based vesting (of which 5,700 are deferred unvested full value awards), and 154,332 deferred unvested full value awards with performance-based vesting.

Our proposed Second Amended and Restated 2007 Plan is a Company-wide equity award plan that contains many terms protective of our stockholders, including a re-pricing prohibition, restrictions on the return of repurchased shares to the plan, and a limitation on the issuance of unrestricted stock awards to 10% of the plan shares.

Vote Required and Recommendation

Only holders of record of the Company’s Common Stock as of the close of business on the Record Date are entitled to vote on Proposal Three. The adoption of the Second Amended and Restated 2007 Plan requires the affirmative vote of the holders of a majority of the shares of the Company’s Common Stock voted. Proxies will be voted FOR this Proposal Three unless contrary instructions are set forth on the enclosed proxy card. Abstentions or instructions on a proxy to withhold a vote will have no effect on the adoption of the Second Amended and Restated 2007 Plan. Please note that your broker or other nominee may vote your shares in its discretion only on “routine matters.” The Company believes that the adoption of the Second Amended and Restated 2007 Plan is not a routine matter. If your shares of the Company’s Common Stock are held for you by a broker or other nominee (i.e., in “street name”), and you do not give specific voting instructions, your shares will not be voted on Proposal Three.

The Board of Directors recommends that stockholders vote FOR the adoption of the Second Amended and Restated 2007 Plan.

Summary of Material Features of the Second Amended and Restated 2007 Plan

The material features of the Second Amended and Restated 2007 Plan are:

•	The maximum number of shares of Common Stock to be issued under the Amended and Restated 2007 Plan is increased by 3,000,000 shares from 6,383,560 to 9,383,560;

•

The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, deferred stock awards, unrestricted stock, dividend equivalent rights and cash-based awards is permitted;

•	Minimum vesting periods are required for grants of restricted stock and deferred stock awards;

•

Shares tendered or held back for taxes will not be added back to the reserved pool under the Second Amended and Restated 2007 Plan. Upon the exercise of a stock appreciation right, the full number of shares underlying the Award will be charged to the reserved pool. Additionally, shares reacquired by the Company on the open market or otherwise using cash proceeds of option exercises will not be added to the reserved pool;

•	Stock options and stock appreciation rights will not be repriced in any manner without stockholder approval;

•	No dividends or dividend equivalents may be paid on full value shares subject to performance vesting until such shares are actually earned upon satisfaction of the performance criteria;

•

Without stockholder approval, the exercise price of stock options and stock appreciation rights will not be reduced and stock options and stock appreciation rights will not be otherwise repriced through cancellation in exchange for cash, other awards or stock options or stock appreciation rights with a lower exercise price;

•	No more than 10% of the plan shares may be issued in the form of unrestricted stock awards;

•	Any material amendment to the Second Amended and Restated 2007 Plan is subject to approval by our stockholders; and

•	The term of the Second Amended and Restated 2007 Plan will expire on May 5, 2024.

Based solely on the closing price of our Common Stock as reported by the NASDAQ Global Select Market on March 26, 2014, the maximum aggregate market value of the 3,000,000 shares of Common Stock subject to the proposed increase described herein that could potentially be issued under the Second Amended and Restated 2007 Plan is $89,640,000. The shares we issue under the Second Amended and Restated 2007 Plan will be authorized but unissued shares or shares that we reacquire. The shares of Common Stock underlying any awards that are forfeited, canceled or otherwise terminated, other than by exercise, (including any awards granted pursuant to the Company’s 2004 Stock Option and Incentive Plan) are added back to the shares of stock available for issuance under the Second Amended and Restated 2007 Plan. Further, shares tendered or held back upon exercise of a stock option or settlement of an award under the Second Amended and Restated 2007 Plan to cover the exercise price or tax withholding, and shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon exercise thereof are not added back to the shares of stock available for issuance under the Second Amended and Restated 2007 Plan.

Qualified Performance-Based Compensation under Code Section 162(m)

To ensure that certain awards granted under the Second Amended and Restated 2007 Plan to a “Covered Employee” (as defined in the Internal Revenue Code of 1986 (the “Code”)) qualify as “performance-based compensation” under Section 162(m) of the Code, the Second Amended and Restated 2007 Plan provides that the management development and compensation committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) earnings before interest, taxes, depreciation and amortization, (2) net income (loss) (either before or after interest, taxes, depreciation and/or amortization), (3) changes in the market price of Common Stock, (4) economic value-added, (5) funds from operations or similar measure, (6) sales or revenue, (7) acquisitions or strategic transactions, (8) operating income (loss), (9) cash flow (including, but not limited to, operating cash flow and free cash flow), (10) return on capital, assets, equity, or investment, (11) stockholder returns, (12) return on sales, (13) gross or net profit levels, (14) productivity, (15) expense, (16) margins, (17) operating efficiency, (18) customer satisfaction, (19) working capital, (20) earnings (loss) per share of Common Stock, (21) sales or market shares, and (22) number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The management development and compensation committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not exceed 600,000 shares of Common Stock for any performance cycle and options or stock appreciation rights with respect to no more than 1,000,000 shares of Common Stock may be granted to any one individual during any calendar year period. If a performance-based award is payable in cash, it cannot exceed $7,000,000 for any performance cycle.

Rationale for Share Increase

The Second Amended and Restated 2007 Plan is critical to our ongoing effort to build stockholder value. Our equity incentive program is broad-based and equity incentive awards are also an important component of our executive officer and non-executive employees’ compensation. Our management development and compensation committee believes we must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified employees necessary for our continued growth and success.

We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. The management development and compensation committee carefully monitors our annual net burn rate, total dilution, and equity expense in order to maximize stockholder value by granting only the appropriate number of equity incentive awards that it believes are necessary to attract, reward, and retain employees. Our commitment to a carefully managed equity incentive program is demonstrated by the following facts:

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Our historical three-year average burn rate, using ISS’s calculation methodology, is 2.87%, which is well below the 7.26% cap that ISS applies to companies in our Global Industry Classification Standard, or GICS industry group.

•

Our compensation philosophy reflects broad-based eligibility for equity incentive awards, and we grant awards to substantially all of our employees. By doing so, we link employee interests with stockholder interests throughout the organization and motivate our employees to act as owners of the business.

Burn Rate. The following table sets forth information regarding historical awards granted and earned for the 2011 through 2013 period, and the corresponding burn rate, which is defined as the number of shares subject to stock awards granted in a year divided by the weighted average common shares outstanding for that year, for each of the last three fiscal years:

	2013	2012	2011
Stock Options Granted	497,580	527,793	597,241
Time-Based Full-Value Awards Granted	276,279	294,948	186,379
Adjusted Full-Value Awards Granted (1)	552,558	589,896	372,758
Total Awards Granted (2)	1,050,138	1,117,689	969,999
Weighted average common shares outstanding during the fiscal year	37,833,817	36,311,835	35,357,630
Annual Burn Rate	2.78%	3.08%	2.74%
Three-Year Average Burn Rate (3)		2.87%

(1)	In accordance with corporate governance policy updates published by ISS, Adjusted Full-Value Awards Granted represents the sum of Time-Based Full-Value Awards Granted, subject to a multiplier to be determined by ISS based on our recent historic stock price volatility. Based on our recent historical stock price volatility, we have utilized a full-value award multiplier of 2.0 for purposes of calculating the 2011-2013 average burn rate.
(2)	Total Awards Granted represents the sum of Stock Options Granted and Adjusted Full-Value Awards Granted.
(3)	As illustrated in the table above, our three-year average burn rate for the 2011-2013 period was 2.87%, which is below the ISS industry category burn rate threshold of 7.26%.

If our request to increase the share reserve of the Second Amended and Restated 2007 Plan by an additional 3,000,000 shares is approved by stockholders, we will have approximately 3,717,890 shares available for grant after the Annual Meeting, which is based on 717,890 shares available for grant under the Amended and Restated 2007 Plan on March 20, 2014 and the 3,000,000 shares subject to this proposal. Our management development and compensation committee determined the size of the requested share increase based on projected equity awards to anticipated new hires, projected annual equity awards to existing employees, and an assessment of the magnitude of increase that our institutional investors and the firms that advise them would likely find acceptable. We anticipate that if our request to increase the share reserve is approved by stockholders, it will be sufficient to provide equity incentives to attract, retain, and motivate employees through the next forty-eight months.

Equity Compensation Plans

The following table sets forth information regarding securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2013. To date, the Company has not granted any warrants or rights.

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted- average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column) (3)
Equity compensation plans approved by security holders (1)	2,580,941	$12.86	1,454,020
Equity compensation plans not approved by security holders (2)	122,690	$12.39	371,037

Total	2,703,631	$12.84	1,825,057

(1)	Includes our 2004 Option Plan and our current 2007 Option Plan.
(2)	Options issued in connection with our 2012 acquisition of Bitstream Inc. and 2010 acquisition of Ascender Corp. under Marketplace Rule 5635(c)(4) of the NASDAQ Global Select Market.
(3)	Total shares allocated to the plans less the total number of awards granted through December 31, 2013.

On December 7, 2010 the Company’s management development and compensation committee approved the 2010 Inducement Stock Plan (“2010 Inducement Plan”). The Company is permitted to issue equity awards to individuals in certain circumstances in accordance with Marketplace Rule 5635(c)(4) of the NASDAQ Stock Market, Inc., without prior shareholder approval. The Company established the 2010 Inducement Plan for such purpose. The 2010 Inducement Plan permits the Company to make grants of non-qualified stock options, stock appreciation rights, deferred stock awards, restricted stock awards and unrestricted stock awards to induce highly qualified prospective officers and employees, who are not employed by the Company and its subsidiaries, on the date of grant to accept employment and to provide them with a proprietary interest in the Company. The Company reserved 700,000 shares of Common Stock for issuance of awards under the plan, of which options to acquire 227,490 shares of common stock and 104,888 shares of restricted stock have been issued in connection with the acquisition of Bitstream, Inc., Ascender Corporation and Design By Front Limited. Shares of stock underlying any award that is forfeited, canceled, held back upon the exercise of an option, settlement of tax withholding or otherwise terminated shall be added back to the shares of stock available for issuance under the 2010 Inducement Plan. Stock options granted under the 2010 Inducement Plan has a maximum term of ten years from the date of grant and generally vest over four years. Option awards granted under the 2010 Inducement Plan must have an exercise price of no less than the fair market value of our Common Stock.

Summary of the Second Amended and Restated 2007 Plan

The following description of certain features of the Second Amended and Restated 2007 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Second Amended and Restated 2007 Plan that is attached hereto as Appendix 1.

Plan Administration. The Second Amended and Restated 2007 Plan is administered by the management development and compensation committee. The management development and compensation committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Second Amended and Restated 2007 Plan. The management development and compensation committee may delegate to our chief executive officer the authority to grant stock options to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not subject to Section 162(m) of the Code, subject to certain limitations and guidelines.

Eligibility. Persons eligible to participate in the Second Amended and Restated 2007 Plan will be those full or part-time officers, employees, non-employee directors and other key persons (including consultants and prospective officers) of the Company and its subsidiaries as selected from time to time by the management development and compensation committee in its discretion. Approximately 364 individuals are currently eligible to participate in the Second Amended and Restated 2007 Plan, which includes 18 officers, 339 employees who are not officers, and 7 non-employee directors.

Plan Limits. The maximum award of stock options or stock appreciation rights granted to any one individual will not exceed 1,000,000 shares of Common Stock (subject to adjustment for stock splits and similar events) for any calendar year period. If any award of restricted stock, restricted stock units or performance shares granted to an individual is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award shall not exceed 600,000 shares of Common Stock (subject to adjustment for stock splits and similar events) to any one such individual in any performance cycle. If any cash-based award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award to be paid in cash in any performance cycle may not exceed $7,000,000. In addition, no more than the number of shares reserved and available for issuance under the Plan will be issued in the form of incentive stock options.

Stock Options. The Second Amended and Restated 2007 Plan permits the granting of (1) options to purchase Common Stock intended to qualify as incentive stock options under Section 422 of the Code, and (2) options that do not so qualify. Options granted under the Second Amended and Restated 2007 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by the management development and compensation committee but may not be less than 100% of the fair market value of the Common Stock on the date of grant. Fair market value for this purpose will be the last reported sale price of the shares of Common Stock on the NASDAQ Global Select Market on the date of grant. The exercise price of an option may be reduced after the date of the option grant.

The term of each option will be fixed by the management development and compensation committee and may not exceed ten years from the date of grant. The management development and compensation committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the management development and compensation committee. In general, unless otherwise permitted by the management development and compensation committee, no option granted under the Second Amended and Restated 2007 Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the management development and compensation committee or by delivery (or attestation to the ownership) of shares of Common Stock that are beneficially owned by the optionee for at least six months or were purchased in the open market. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the management development and compensation committee may permit non-qualified options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights. The management development and compensation committee may award stock appreciation rights subject to such conditions and restrictions as the management development and compensation committee may determine. Stock appreciation rights entitle the recipient to shares of Common Stock equal to the value of the appreciation in the stock price over the exercise price. The exercise price is the fair market value of the Common Stock on the date of grant.

Restricted Stock. The management development and compensation committee may award shares of Common Stock to participants subject to such conditions and restrictions as the management development and compensation committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with us through a specified restricted period.

Deferred Stock Awards. The management development and compensation committee may grant deferred stock awards to any participants. Deferred stock awards are awards of phantom stock units that are ultimately payable in the form of shares of Common Stock and may be subject to such conditions and restrictions as the management development and compensation committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with the Company through a specified vesting period. In the management development and compensation committee’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a deferred stock award, subject to the participant’s compliance with the procedures established by the management development and compensation committee and requirements of Section 409A of the Code. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.

Unrestricted Stock Awards. The management development and compensation committee may also grant shares of Common Stock which are free from any restrictions under the Second Amended and Restated 2007 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Cash-Based Awards. The management development and compensation committee may grant cash bonuses under the Second Amended and Restated 2007 Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals (as summarized above).

Dividend Equivalent Rights. The management development and compensation committee may grant dividend equivalent rights to participants which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of Common Stock. Dividend equivalent rights may be granted as a component of another award (other than a stock option or stock appreciation right) or as a freestanding award. Dividend equivalent rights may be settled in cash, shares of Common Stock or a combination thereof, in a single installment or installments, as specified in the award.

Sale Event Provisions. The Second Amended and Restated 2007 Plan provides that upon the effectiveness of a “sale event” as defined in the Second Amended and Restated 2007 Plan, except as otherwise provided by the management development and compensation committee in an award agreement, all awards under the Second Amended and Restated 2007 Plan will automatically terminate, unless the parties to the sale event agree that such awards will be assumed or continued by the successor entity. In the event of such termination, all options and stock appreciation rights will become fully exercisable as of the effective time of the sale event and all other awards will become fully vested and non-forfeitable as of the effective time of the sale event, except as the management development and compensation committee may otherwise specify with respect to particular awards, and any awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a sale event in the management development and compensation committee’s discretion. In the event of such termination, participants holding options and stock appreciation rights will be permitted to exercise such options and stock appreciation rights prior to the sale event. In addition, in the case of a sale event in which the Company’s stockholders will receive cash consideration, the Company may make or provide for a cash payment to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights. In the event that awards under the Second Amended and Restated 2007 Plan are assumed or continued by the successor entity to the sale event, then a grantee’s award will be fully vested and exercisable if such successor entity terminates the grantee’s employment without “cause” (as defined in the Second Amended and Restated 2007 Plan) or if the grantee terminates his or her employment for “good reason” (as defined in the Second Amended and Restated 2007 Plan), in each case within 18 months after such sale event.

Adjustments for Stock Dividends, Stock Splits, Etc. The Second Amended and Restated 2007 Plan requires the management development and compensation committee to make appropriate adjustments to the number of shares of Common Stock that are subject to the Second Amended and Restated 2007 Plan, to certain limits in the Second Amended and Restated 2007 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding. Participants in the Second Amended and Restated 2007 Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the management development and compensation committee, participants may elect to have the minimum tax withholding obligations satisfied by authorizing the Company to withhold shares of Common Stock to be issued pursuant to the exercise or vesting.

Amendments and Termination. The board of directors may at any time amend or discontinue the Second Amended and Restated 2007 Plan and the management development and compensation committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the rules of the NASDAQ, any amendments that materially change the terms of the Second Amended and Restated 2007 Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the management development and compensation committee to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the Second Amended and Restated 2007 Plan qualifies as performance-based compensation under Section 162(m) of the Code.

Effective Date of Second Amended and Restated 2007 Plan. The board adopted our 2007 Stock Option and Incentive Plan on March 15, 2007 and it was subsequently approved by our stockholders and became effective on May 10, 2007. The board adopted our existing Amended and Restated 2007 Stock Option and Incentive Plan (our “2007 Option Plan”) on March 30, 2011 and it was subsequently approved by our stockholders and became effective on May 13, 2011. The board adopted our Second Amended and Restated 2007 Plan on March 26, 2014 and it will be effective upon approval by our stockholders. Awards of incentive options may be granted under the Second Amended and Restated 2007 Plan until the date that is ten years from the date of board approval of the Second Amended and Restated 2007 Plan, or March 26, 2024. No other awards may be granted under the Second Amended and Restated 2007 Plan after the date that is 10 years from the date of stockholder approval. If the Second Amended and Restated 2007 Plan is not approved by stockholders, our existing 2007 Option Plan will continue in effect until it expires, and awards may be granted thereunder, in accordance with its terms.

Plan Benefits

Because the grant of awards under the Second Amended and Restated 2007 Plan is within the discretion of the management development and compensation committee, the Company cannot determine the dollar value or number of shares of Common Stock that will in the future be received by or allocated to any participant in the Second Amended and Restated 2007 Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the Second Amended and Restated 2007 Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2013: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

	Options		Restricted Stock
Name and Position	Average Exercise Price	Number (#)	Dollar Value ($)	Number (#)
Douglas J. Shaw, CEO Chief Executive Officer, President and Director	$21.98	85,000	$615,440	28,000
Scott E. Landers Senior Vice President, Chief Financial Officer and Treasurer	$21.98	30,000	$219,800	10,000
John L. Seguin Executive Vice President	$21.98	33,000	$241,780	11,000
Steven R. Martin Senior Vice President, Engineering	$21.98	27,000	$197,820	9,000
John H. McCallum Vice President, Enterprise Solutions and Managing Director, Monotype Ltd.	$21.98	15,000	$241,780	11,000
All current executive officers, as a group	$22.26	348,353	$3,049,503	135,588
All current directors who are not executive officers, as a group			$300,071	13,254
All current employees who are not executive officers, as a group	$22.54	149,227	$2,877,674	127,437

Tax Aspects under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the Second Amended and Restated 2007 Plan. It does not describe all federal tax consequences under the Second Amended and Restated 2007 Plan, nor does it describe state or local tax consequences.

The advice set forth below was not intended or written to be used, and it cannot be used, by any taxpayer for the purpose of avoiding United States federal tax penalties that may be imposed on the taxpayer. The advice was written to support the promotion or marketing of the transaction(s) or matter(s) addressed herein. Each taxpayer should seek advice based upon the taxpayer’s particular circumstances from an independent tax advisor. The foregoing language is intended to satisfy the requirements under the regulations in Section 10.35 of Circular 230.

Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of Common Stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of Common Stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of Common Stock at exercise (or, if less, the amount realized on a sale of such shares of Common Stock) over the option price thereof, and (ii) we will be entitled to deduct such amount. Special rules apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of Common Stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options. No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of Common Stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of Common Stock have been held. Special rules apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of Common Stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards. The Company generally will be entitled to a tax deduction in connection with an award under the Second Amended and Restated 2007 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions. Under Section 162(m) of the Code, the Company’s deduction for certain awards under the Second Amended and Restated 2007 Plan may be limited to the extent that the chief executive officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the principal financial officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The Second Amended and Restated 2007 Plan is structured to allow certain awards to qualify as performance-based compensation.

PROPOSAL FOUR

RATIFICATION OF THE APPOINTMENT OF OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the board of directors has appointed Ernst & Young LLP (“Ernst & Young”) as the independent registered public accounting firm of the Company to examine the financial statements of the Company and its subsidiaries for the year ending December 31, 2014. During the first quarter of 2014, Ernst & Young examined the financial statements of the Company and its subsidiaries, including those included in our Annual Report on Form 10-K for the year ended December 31, 2013. The favorable vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting will be required for such ratification.

Although stockholder approval of this appointment is not required by law or binding on the audit committee, the audit committee believes that stockholders should be given the opportunity to express their views. If the stockholders do not ratify the appointment of Ernst & Young as the Company’s independent registered public accounting firm, the audit committee will consider this vote in determining whether or not to continue the engagement of Ernst & Young.

It is expected that representatives of Ernst & Young will attend the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to answer appropriate questions.

Vote Required and Recommendation

Only holders of record of the Company’s Common Stock as of the close of business on the Record Date are entitled to vote on this Proposal Four. Proxies will be voted FOR this Proposal Four unless contrary instructions are set forth on the enclosed proxy card. The appointment of Ernst & Young will be ratified if the votes cast in favor of ratification exceed the number of votes cast against ratification. Abstentions or instructions on a proxy to withhold authority to vote on this Proposal Four will have no effect on this Proposal Four.

Please note that your broker may vote your shares in its discretion only on “routine matters.” The Company believes that the ratification of the appointment of our independent auditors is a routine matter on which brokers or other nominees will be permitted to vote on behalf of their clients if no voting instructions are provided by the clients. If your shares of the Company’s Common Stock are held for you by a broker or other nominee (i.e., in “street name”) and you do not give specific voting instructions on this Proposal Four, your broker or other nominee may vote your shares in their discretion.

The Board of Directors recommends that stockholders vote FOR the ratification of the appointment of Ernst & Young.

AUDIT COMMITTEE REPORT

The audit committee has reviewed and discussed with management and representatives of Ernst & Young, the Company’s independent registered public accounting firm, the Company’s consolidated financial statements for the year ended December 31, 2013. The audit committee reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2013. The audit committee meets with representatives of the independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal control, including internal control over financial reporting; and the overall quality of the Company’s financial reporting.

The audit committee also reviewed with Ernst & Young the results of their audit and discussed matters required to be discussed pursuant to Auditing Standard No. 16, Communications with Audit Committee, as amended and adopted by the Public Company Accounting Oversight Board, which provides that certain matters related to the conduct of the audit of the Company’s financial statements are to be communicated to the audit committee. In addition, the audit committee has received from Ernst & Young the written disclosures and the letter required by the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, has discussed with Ernst & Young their independence from management and the Company and has considered and discussed the compatibility of non-audit services provided by Ernst & Young for the Company with that firm’s independence.

Based on these reviews and discussions, the audit committee recommended to the board of directors, and the board of directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.

The audit committee has considered and determined that the provision of the non-audit services described is compatible with maintaining the independence of our registered public accounting firm.

Submitted by the audit committee,

Peter J. Simone, Chairperson

Pamela F. Lenehan

Robert L. Lentz

AUDIT COMMITTEE INFORMATION AND MATTERS CONCERNING

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

2012 and 2013 Audit Fee Summary

During 2012 and 2013, the Company retained its principal independent registered public accounting firm, Ernst & Young, to provide services in the following categories and approximate amounts (in thousands):

	2012	2013
Audit fees	$950	$964
Audit related fees	$58	$—
Tax fees	$—	$—
All other fees	$2	$2

Audit Fees

Audit Fees for 2012 and 2013 consist of fees for professional services associated with the annual audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting, the review of the interim consolidated financial statements and services that are normally provided by Ernst & Young in connection with statutory audits required in regulatory filings.

Audit-Related Fees

Audit-related fees for the year ended December 31, 2012 consist of additional fees for procedures performed on the opening balance sheet of Bitstream, Inc., which the Company acquired in March 2012. There were no audit-related fees for the year ended December 31, 2013.

Tax Fees

There were no tax fees incurred for the years ended December 31, 2012 and 2013.

All Other Fees

The other fees in 2012 and 2013 are related to our Ernst & Young on-line research website membership.

All audit other services provided by our independent registered public accounting firm to the Company in 2012 and 2013 were approved by means of specific pre-approvals by the audit committee.

Information Regarding Approval of Non-Audit Services

The audit committee oversees the Company’s accounting and financial reporting processes on behalf of the board of directors, and operates under a written charter adopted by the board of directors, a copy of which can be found on the Company’s website located at www.monotype.com. The audit committee pre-approves all auditing services and the terms of non-audit services, but only to the extent that the non-audit services are not prohibited under applicable law and the committee determines that the non-audit services do not impair the independence of the independent registered public accounting firm. In situations where it is impractical to wait until the next regularly scheduled quarterly meeting, the chairman of the audit committee has been delegated authority to approve audit and non-audit services. Fees payable to our independent registered public accounting firm for any specific, individual service approved by the chairman may not exceed $25,000, plus reasonable and customary out-of-pocket expenses, and the chairman is required to report any approvals to the full committee at its next scheduled meeting.

The pre-approval requirement is waived with respect to the provision of non-audit services by the independent registered public accounting firm if: (1) the aggregate amount of all such non-audit services provided to us constitutes not more than five percent of the total fees paid by us to our independent registered public accounting firm during the year in which such non-audit services were provided, (2) such services were not recognized at the time of the engagement to be non-audit services, and (3) such services are promptly brought to the attention of the audit committee and approved by the audit committee or by one or more of its members to whom authority to grant such approvals has been delegated by the committee prior to the completion of the independent registered public accounting firm’s audit.

OTHER MATTERS

Expenses and Solicitation of Proxies

The cost of solicitation of proxies for the Annual Meeting will be paid by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation. The Company will also request persons, firms, and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from the beneficial owners. The Company will reimburse holders for their reasonable expenses.

Stockholder Proposals for Annual Meetings

Stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the 2015 annual meeting of stockholders must be received by the Company by December 5, 2014. Such a proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the proxy statement and form of proxy.

In accordance with our by-laws as currently in effect, for a stockholder to nominate a director or for a proposal of a stockholder to be presented at the Company’s 2015 annual meeting of stockholders, other than a stockholder proposal intended to be included in our proxy statement and submitted pursuant to Rule 14a-8 of the Exchange Act, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Company, together with all supporting documentation required by the Company’s by-laws, not prior to the close of business on January 6, 2015 nor later than the close of business on February 5, 2015. You may contact the Company’s Secretary at the address below for a copy of the relevant by-law provisions regarding the requirements for making stockholder proposals and nominating director candidates. Any proposals should be mailed to: Monotype Imaging Holdings Inc., 500 Unicorn Park Drive, Woburn, Massachusetts 01801, Attention: Corporate Secretary.

Appendix 1

MONOTYPE IMAGING HOLDINGS INC.

SECOND AMENDED AND RESTATED

2007 STOCK OPTION AND INCENTIVE PLAN

SECTION	1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Monotype Imaging Holdings Inc. Second Amended and Restated 2007 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including consultants and prospective employees) of Monotype Imaging Holdings Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards, Unrestricted Stock Awards, Cash-based Awards and Dividend Equivalent Rights.

“Award Agreement” means a written or electronic agreement setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Cause” means, with respect to any grantee, the termination of a grantee’s employment with the Company or any Subsidiary as a result of (i) the commission of any act by a grantee constituting financial dishonesty against the Company or any Subsidiary (which act would be chargeable as a crime under applicable law); (ii) a grantee’s engaging in any other act of dishonesty, fraud, intentional misrepresentation, moral turpitude, illegality or harassment which, as determined in good faith by the Board, would: (A) materially adversely affect the business or the reputation of the Company or any Subsidiary with their respective current or prospective customers, suppliers, lenders and/or other third parties with whom the Company or any Subsidiary does or might do business; or (B) expose the Company or any Subsidiary to a risk of civil or criminal legal damages, liabilities or penalties; (iii) the repeated failure by a grantee to follow the directives of the Company’s chief executive officer or Board or (iv) any material misconduct, violation of the Company’s or any Subsidiary’s policies, or willful and deliberate non-performance of duty by the grantee in connection with the business affairs of the Company or any Subsidiary. Notwithstanding the foregoing, in the event a grantee is a party to an employment agreement with the Company, any of its Subsidiaries or any of their respective successor entities that contains a different definition of “cause,” the definition set forth in such other agreement shall be applicable to such grantee for purposes of this Plan and not this definition.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” means the Board or a compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Deferred Stock Award” means an Award of phantom stock units to a grantee.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which the Second Amended and Restated Plan is approved by stockholders as set forth in Section 20.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Committee; provided, however, that if the Stock is admitted to quotation on a national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations; provided further, however, that if the date for which Fair Market Value is determined is the first day when trading prices for the Stock are reported on a national securities exchange, the Fair Market Value shall be the “Price to the Public” (or equivalent) set forth on the cover page for the final prospectus relating to the Company’s Initial Public Offering.

“Good Reason” means the occurrence of any of the following events: (i) a substantial adverse change in the nature or scope of the grantee’s responsibilities, authorities, powers, functions or duties; (ii) a reduction in the grantee’s annual base salary except for across-the-board salary reductions similarly affecting all or substantially all management employees; or (iii) the relocation of the offices at which the grantee is principally employed to a location more than 75 miles from such offices. Notwithstanding the foregoing, in the event a grantee is a party to an employment agreement with the Company or any successor entity that contains a different definition of “good reason,” the definition set forth in such other agreement shall be applicable to such grantee for purposes of this Plan and not this definition.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance-based Award” means any Award, including any Restricted Stock Award, Deferred Stock Award or Cash-based Award granted to a Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder.

“Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to an individual, or to the organizational level specified by the Committee, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following: earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, stockholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of Stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award, Deferred Stock Award or Cash-based Award.

“Performance Goals” means, for a Performance Cycle, the specific goals established in writing by the Committee for a Performance Cycle based upon the Performance Criteria.

“Restricted Stock Award” means an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant.

“Sale Event” shall mean (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation pursuant to which the outstanding shares of Stock are converted into or exchanged for securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity (or ultimate parent) immediately upon completion of such transaction, (iv) the sale of all of the Stock of the Company to an unrelated person or entity, or (v) any other transaction in which, the owners of the Company’s outstanding voting power prior to such transaction do not own at least a majority of the outstanding voting power of the successor entity (or ultimate parent) immediately upon completion of the transaction.

“Sale Price” means the value as determined by the Committee of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION	2. ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT GRANTEES
AND	DETERMINE AWARDS

(a)     Committee. The Plan shall be administered by the Committee.

(b)     Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)     to select the individuals to whom Awards may from time to time be granted;

(ii)     to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Deferred Stock Awards, Unrestricted Stock Awards, Cash-based Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii)     to determine the number of shares of Stock to be covered by any Award;

(iv)     to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

(v)     to accelerate at any time the exercisability or vesting of all or any portion of any Award provided that the Committee generally shall not exercise such discretion to accelerate Awards subject to Sections 7 and 8 except in the event of the grantee’s death, disability or retirement, or a change in control (including a Sale Event);

(vi)     subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised; and

(vii)     at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan grantees.

(c)     Delegation of Authority to Grant Options. Subject to applicable law, the Committee, in its discretion, may delegate to the chief executive officer of the Company all or part of the Committee’s authority and duties with respect to the granting of Options, to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act, and (ii) not Covered Employees. Any such delegation by the Committee shall include a limitation as to the amount of Options that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

(d)     Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award, the provisions applicable in the event employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

(e)     Indemnification. Neither the Board nor the Committee, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(f)     Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION	3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)     Stock Issuable.

(i)     The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 9,383,560 shares, subject to adjustment as provided in Section 3(b); provided that not more than 9,383,560 shares shall be issued in the form of Incentive Stock Options. For purposes of this limitation, the shares of Stock underlying any Awards (including any awards granted pursuant to the Company’s 2004 Stock Option and Grant Plan) that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the Plan: (i) shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 1,000,000 shares of Stock may be granted to any one individual grantee during any one calendar year period and no more than 10 percent of the total number of shares of Stock authorized for issuance under the Plan may be granted in the form of Unrestricted Stock Awards. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b)     Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Committee shall make an equitable or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Committee shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends declared and paid other than in the ordinary course or any other extraordinary corporate event to the extent necessary to avoid distortion in the value of Awards. The adjustment by the Committee shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

No adjustment shall be made under this Section 3(b) in the case of an Option or Stock Appreciation Right, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code or a modification of the Option or Stock Appreciation Right such that the Option or Stock Appreciation Right becomes treated as “nonqualified deferred compensation” subject to Section 409A.

(c)     Mergers and Other Transactions. Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the case of and subject to the consummation of a Sale Event pursuant to which all outstanding Awards granted hereunder terminate, all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of such a Sale Event shall become fully exercisable as of the effective time of the Sale Event and all other Awards shall become fully vested and nonforfeitable as of the effective time of the Sale Event, except as the Committee may otherwise specify with respect to particular Awards in the relevant Award documentation, and Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Committee’s discretion. Each grantee shall be permitted, within a specified period of time prior to the consummation of such a Sale Event as determined by the Committee, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee, including those that will become exercisable upon the consummation of the Sale Event; provided, however, that the exercise of Options and Stock Appreciation Rights not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event. In the event that provision is made in connection with the Sale Event for the assumption or continuation of Awards, or the substitution of such Awards with new Awards of the successor entity or parent thereof, then, except as the Committee may otherwise specify with respect to particular Awards in the relevant Award documentation, any Award so assumed or continued

or substituted therefor shall be deemed vested and exercisable in full upon the date on which the grantee’s employment or service relationship with the Company and its subsidiaries or successor entity, as the case may be, terminates if such termination occurs (i) within 18 months after such Sale Event, and (ii) such termination is by the Company or its Subsidiaries or successor entity without Cause or by the grantee for Good Reason.

Notwithstanding anything to the contrary in this Section 3(c), in the event of a Sale Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price times the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price), and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights.

(d)     Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION	4. ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Committee in its sole discretion.

SECTION	5. STOCK OPTIONS

Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

(a)     Stock Options Granted to Employees and Key Persons. The Committee in its discretion may grant Stock Options to eligible employees and key persons of the Company or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable. If the Committee so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Committee may establish.

(i)     Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Committee at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(ii)     Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(iii)     Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv)     Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased and such exercise will be effective upon payment as set forth in this Section 5(a)(iv) or the applicable Award Agreement. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award Agreement:

(A)     In cash, by certified or bank check or other instrument acceptable to the Committee;

(B)     Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that are beneficially owned by the optionee and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date. To the extent required to avoid variable accounting treatment under ASC 816 or other applicable accounting rules, such surrendered shares shall have been owned by the optionee for at least six months;

(C)     By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; or

(D)     With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(v)     Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

(b)     Stock Options Granted to Non-Employee Directors.

(i)     The Committee, in its discretion, may grant Non-Qualified Stock Options to Non-Employee Directors. Any such grant may vary among individual Non-Employee Directors and shall be on such terms, including vesting, as the Committee may determine.

(ii)     An Option issued under this Section 5(b) shall not be exercisable after the expiration of ten years from the date of grant.

(iii)     Options granted under this Section 5(b) may be exercised only by written notice to the Company specifying the number of shares to be purchased. Payment of the full purchase price of the shares to be purchased may be made by one or more of the methods specified in Section 5(a)(iv). An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

SECTION	6. STOCK APPRECIATION RIGHTS

(a)     Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant (or more than the Stock Option exercise price per share, if the Stock Appreciation Right was granted in tandem with a Stock Option).

(b)     Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Committee in tandem with, or independently of, any Stock Option granted pursuant to Section 5 of the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of the Option.

A Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option.

(c)     Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Committee, subject to the following:

(i) Stock Appreciation Rights granted in tandem with Options shall be exercisable at such time or times and to the extent that the related Stock Options shall be exercisable.

(ii) Upon exercise of a Stock Appreciation Right, the applicable portion of any related Option shall be surrendered.

(iii) The term of each Stock Appreciation Right share shall be fixed by the Committee, but no Stock Appreciation Right shall have a term that is more than ten years after the date it is granted.

SECTION 7. RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards.     The Committee shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees.

(b) Rights as a Stockholder.     Upon execution of the Restricted Stock Award Agreement and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the Restricted Stock Award Agreement. If the lapse of restrictions with respect to the Restricted Stock is tied to the attainment of performance goals, any dividends paid by the Company during the performance period shall accrue and may not be paid to the grantee until and to the extent the performance goals are met. Unless the Committee shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock is vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Committee may prescribe.

(c) Restrictions.     Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Agreement. Except as may otherwise be provided by the Committee either in the Award Agreement or, subject to Section 17 below, in writing after the Award Agreement is issued, if any, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d)     Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Notwithstanding the foregoing, in the event that any such Restricted Stock granted to employees shall have a performance-based goal, the restriction period with respect to such shares shall not be less than one year, and in the event any such Restricted Stock granted to employees shall have a time-based restriction, the total restriction period with respect to such shares shall not be less than three years; provided, however, that Restricted Stock with a time-based restriction may become vested incrementally over such three-year period. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Committee either in the Award Agreement or, subject to Section 17 below, in writing after the Award Agreement is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.

SECTION	8. DEFERRED STOCK AWARDS

(a)     Nature of Deferred Stock Awards. The Committee shall determine the restrictions and conditions applicable to each Deferred Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees. Notwithstanding the foregoing, in the event that any such Deferred Stock Award granted to employees shall have a performance-based goal, the restriction period with respect to such Award shall not be less than one year, and in the event any such Deferred Stock Award granted to employees shall have a time-based restriction, the total restriction period with respect to such Award shall not be less than three years; provided, however, that any Deferred Stock Award with a time-based restriction may become vested incrementally over such three-year period. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be paid to the grantee in the form of shares of Stock. To the extent that a Deferred Stock Award is subject to Section 409A, it may contain such additional terms and conditions as the Committee shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.

(b)     Election to Receive Deferred Stock Awards in Lieu of Compensation. The Committee may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Committee and in accordance with Section 409A and such other rules and procedures established by the Committee. The Committee shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Committee deems appropriate. Any such deferred compensation shall be converted to a fixed number of phantom stock units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee but for the deferral.

(c)     Rights as a Stockholder. During the deferral period, a grantee shall have no rights as a stockholder; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Committee may determine.

(d)     Termination. Except as may otherwise be provided by the Committee either in the Award Agreement or, subject to Section 17 below, in writing after the Award Agreement is issued, a grantee’s right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION	9. UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Committee may, in its sole discretion, grant or sell at such purchase price (which may be zero) as determined by the Committee, an Unrestricted Stock Award under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION	10. CASH-BASED AWARDS

(a)     Grant of Cash-based Awards. The Committee may, in its sole discretion, grant Cash-based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Committee shall determine at the time of grant. The Committee shall determine the maximum duration of the Cash-based Award, the amount of cash to which the Cash-based Award pertains, the conditions upon which the Cash-based Award shall become vested or payable, and such other provisions as the Committee shall determine. Each Cash-based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Committee. Payment, if any, with respect to a Cash-based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Committee determines.

SECTION	11. PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

(a) Performance-based Awards. Any employee or other key person providing services to the Company and who is selected by the Committee may be granted one or more Performance-based Awards in the form of a Restricted Stock Award, Deferred Stock Award or Cash-based Award payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee. The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions provided however, that the Committee may not exercise such discretion in a manner that would increase the Performance-based Award granted to a Covered Employee. Each Performance-based Award shall comply with the provisions set forth below.

(b)     Grant of Performance-based Awards. With respect to each Performance-based Award granted to a Covered Employee, the Committee shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Committee may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-based Awards to different Covered Employees.

(c)     Payment of Performance-based Awards. Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-based Awards earned for the Performance Cycle. The Committee shall then determine the actual size of each Covered Employee’s Performance-based Award, and, in doing so, may reduce or eliminate the amount of the Performance-based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

(d)     Maximum Award Payable. The maximum Performance-based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 600,000 Shares (subject to adjustment as provided in Section 3(b) hereof) or $7,000,000 in the case of a Performance-based Award that is a Cash-based Award.

SECTION	12. DIVIDEND EQUIVALENT RIGHTS

(a)     Dividend Equivalent Rights. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of another Award (other than a Stock Option or a Stock Appreciation Right) or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of a Deferred Stock Award with vesting tied to the attainment of performance goals shall provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.

(b)     Interest Equivalents. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

(c)     Termination. Except as may otherwise be provided by the Committee either in the Award Agreement or, subject to Section 17 below, in writing after the Award Agreement is issued, a grantee’s rights in all Dividend Equivalent Rights or interest equivalents granted as a component of another Award that has not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION	13. TRANSFERABILITY OF AWARDS

(a)     Transferability. Except as provided in Section 13(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b)     Committee Action. Notwithstanding Section 13(a), the Committee, in its discretion, may provide either in the Award Agreement regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Awards (other than any Incentive Stock Options) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award.

(c)     Family Member. For purposes of Section 13(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d)     Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION	14. TAX WITHHOLDING

(a)    Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b)     Payment in Stock. Subject to approval by the Committee, a grantee may elect to have the Company’s minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION	15. SECTION 409A AWARDS.

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A.

SECTION	16. TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a)    a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b)    an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION	17. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(b) or 3(c), without prior stockholder approval, in no event may the Committee exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash or other Awards. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Committee to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 17 shall limit the Committee’s authority to take any action permitted pursuant to Section 3(b) or 3(c).

SECTION	18. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION	19. GENERAL PROVISIONS

(a)     No Distribution. The Committee may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b)     Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel (to the extent the Board deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that an individual make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

(c)     Stockholder Rights. Until Stock is deemed delivered in accordance with Section 19(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d)     Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e)    Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policy and procedures, as in effect from time to time.

(f)    Forfeiture of Awards under Sarbanes-Oxley Act. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

(g)    Clawback Policy. Awards under the Plan shall be subject to the Company’s clawback policy, which may be in effect from time to time.

SECTION	20. EFFECTIVE DATE OF PLAN

This Plan shall become effective upon stockholder approval in accordance with applicable state law, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules. No grants of Stock Options and other Awards may be made hereunder after the tenth (10th) anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth (10th) anniversary of the date the Second Amended and Restated Plan is approved by the Board.

SECTION 21. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS:	March 15, 2007

DATE APPROVED BY STOCKHOLDERS:	May 10, 2007

DATE AMENDED AND RESTATED PLAN APPROVED BY BOARD OF DIRECTORS:	March 30, 2011

DATE AMENDED AND RESTATED PLAN APPROVED BY STOCKHOLDERS:	May 13, 2011

DATE SECOND AMENDED AND RESTATED PLAN APPROVED BY BOARD OF DIRECTORS:	March 26, 2014

DATE SECOND AMENDED AND RESTATED PLAN APPROVED BY STOCKHOLDERS:

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted via the Internet or telephone must be received by 8:30 a.m., EST, on May 5, 2014.

Vote by Internet
• Go to www.investorvote.com/TYPE
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

• Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board of Directors recommends you vote FOR the following Class II directors:

1. Election of three Class II directors to serve until the 2017 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified or until their earlier resignation or removal from among the following nominees:

	For	Withhold		For	Withhold		For	Withhold
01 - Robert L. Lentz	☐	☐	02 - Douglas J. Shaw	☐	☐	03 - Peter J. Simone	☐	☐

The Board of Directors recommends you vote FOR Proposals 2 — 4:

		For	Against	Abstain		For	Against	Abstain
2.	An advisory approval of the Company’s executive compensation.	☐	☐	☐	3. Approval of the Company’s Second Amended and Restated 2007 Stock Option and Incentive Plan.	☐	☐	☐

4.	Ratify Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.	☐	☐	☐	Note: Suchother business as may properly come before the meeting or any adjournment thereof.

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and
Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and the Company’s Annual Report on Form 10-K are available at http://ir.monotype.com/

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — MONOTYPE IMAGING HOLDINGS INC.

Notice of 2014 Annual Meeting of Stockholders

TO BE HELD AT: 500 UNICORN PARK DRIVE, WOBURN, MASSACHUSETTS 01801

Proxy Solicited by Board of Directors for Annual Meeting — May 5, 2014

Douglas J. Shaw and Scott E. Landers, or each of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Monotype Imaging Holdings Inc. to be held on May 5, 2014 or at any postponement or adjournment thereof.

If no other indication is made on the reverse side of this form, the proxies shall vote: (a) for the election of the director nominees; and (b) in accordance with the recommendations of the Board of Directors on the other matters referred to on the reverse side.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)